                                                                    EXHIBIT 10.1

================================================================================


                               CREDIT AGREEMENT



                           Dated as of July 7, 2000


                                     among



                         MORRISON KNUDSEN CORPORATION,



                           THE LENDERS NAMED HEREIN

                               BANK OF MONTREAL,
                             as Syndication Agent,


                          CREDIT SUISSE FIRST BOSTON,
                           as Administrative Agent,
                             Collateral Agent and
                            an Issuing Bank and as
                                   Arranger

                                      and

                             BANK OF AMERICA, N.A.
                                      and
                        U.S. BANK NATIONAL ASSOCIATION,
                            as Documentation Agents


================================================================================

                                                                   Contents, p.1


                               TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
                                                ARTICLE I

Definitions.........................................................................................     2

SECTION 1.01.  Defined Terms........................................................................     2
SECTION 1.02.  Terms Generally......................................................................    23
SECTION 1.03.  Accounting and Financial Terms.......................................................    23

                                                ARTICLE II

The Credits.........................................................................................    24

SECTION 2.01.  Term Loan and Revolving Credit Commitments...........................................    24
SECTION 2.02.  Swingline Loans......................................................................    24
SECTION 2.03.  Loans ...............................................................................    25
SECTION 2.04.  Borrowing Procedure..................................................................    26
SECTION 2.05.  Evidence of Debt; Repayment of Loans.................................................    27
SECTION 2.06.  Fees ................................................................................    27
SECTION 2.07.  Interest on Loans....................................................................    28
SECTION 2.08.  Default Interest.....................................................................    28
SECTION 2.09.  Alternate Rate of Interest...........................................................    29
SECTION 2.10.  Termination and Reduction of Commitments.............................................    29
SECTION 2.11.  Conversion and Continuation of Borrowings............................................    29
SECTION 2.12.  Repayment of Term Borrowings.........................................................    31
SECTION 2.13.  Optional Prepayments.................................................................    31
SECTION 2.14.  Mandatory Prepayments................................................................    32
SECTION 2.15.  Reserve Requirements; Change in Circumstances........................................    34
SECTION 2.16.  Change in Legality...................................................................    35
SECTION 2.17.  Indemnity ...........................................................................    35
SECTION 2.18.  Pro Rata Treatment...................................................................    36
SECTION 2.19.  Sharing of Setoffs...................................................................    36
SECTION 2.20.  Payments ............................................................................    36
SECTION 2.21.  Taxes ...............................................................................    37
SECTION 2.22.  Assignment of Commitments Under Certain Circumstances; Duty to
                    Mitigate........................................................................    38
SECTION 2.23.  Letters of Credit.  .................................................................    39
SECTION 2.24.  Increase in Commitments..............................................................    42

                                                ARTICLE III

Representations and Warranties......................................................................    43

SECTION 3.01.  Organization; Powers.................................................................    43
SECTION 3.02.  Authorization........................................................................    43
SECTION 3.03.  Enforceability.......................................................................    44
SECTION 3.04.  Governmental Approvals...............................................................    44
SECTION 3.05.  Financial Statements.................................................................    44
SECTION 3.06.  No Material Adverse Change...........................................................    45

                                                                   Contents, p.2

SECTION 3.07.  Title to Properties; Possession Under Leases...........................................   45
SECTION 3.08.  Subsidiaries...........................................................................   46
SECTION 3.09.  Litigation; Compliance with Laws.......................................................   46
SECTION 3.10.  Agreements.............................................................................   46
SECTION 3.11.  Federal Reserve Regulations............................................................   46
SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act.............................   46
SECTION 3.13.  Use of Proceeds........................................................................   46
SECTION 3.14.  Tax Returns............................................................................   46
SECTION 3.15.  No Material Misstatements..............................................................   47
SECTION 3.16.  Employee Benefit Plans.................................................................   47
SECTION 3.17.  Environmental Matters..................................................................   47
SECTION 3.18.  Insurance..............................................................................   48
SECTION 3.19.  Security Documents.....................................................................   48
SECTION 3.20.  Intellectual Property..................................................................   49
SECTION 3.21.  Location of Real Property and Leased Premises..........................................   49
SECTION 3.22.  Labor Matters..........................................................................   49
SECTION 3.23.  Solvency...............................................................................   49
SECTION 3.24.  Purchase Agreement.....................................................................   49

                                           ARTICLE IV

Conditions............................................................................................   50


SECTION 4.01.  All Credit Events......................................................................   50
SECTION 4.02.  Initial Credit Event...................................................................   50

                                           ARTICLE V

Affirmative Covenants.................................................................................   52


SECTION 5.01.  Existence; Businesses and Properties, Insurance........................................   52
SECTION 5.02.  Obligations and Taxes..................................................................   53
SECTION 5.03.  Financial Statements, Reports, etc.....................................................   53
SECTION 5.04.  Litigation and Other Notices...........................................................   54
SECTION 5.05.  Employee Benefits......................................................................   54
SECTION 5.06.  Maintaining Records; Access to Properties and Inspections..............................   54
SECTION 5.07.  Use of Proceeds........................................................................   55
SECTION 5.08.  Compliance with Environmental Laws.....................................................   55
SECTION 5.09.  Further Assurances.....................................................................   55
SECTION 5.10.  Hedging Arrangements...................................................................   55

                                           ARTICLE VI

Negative Covenants....................................................................................   55


SECTION 6.01.  Indebtedness...........................................................................   55
SECTION 6.02.  Liens..................................................................................   57
SECTION 6.03.  Sale and Lease-Back Transactions.......................................................   58
SECTION 6.04.  Acquisitions, Investments, Loans, Advances and Guarantees..............................   58
SECTION 6.05.  Mergers, Consolidations and Sales of Assets............................................   60
SECTION 6.06.  Dividends and Distributions; Restrictions on Ability of Subsidiaries To Pay Dividends..   61
SECTION 6.07.  Transactions with Affiliates...........................................................   61
SECTION 6.08.  Business of the Borrower and Subsidiaries..............................................   61
SECTION 6.09.  Amendment of Material Documents........................................................   62

                                                                   Contents, p.3

SECTION 6.10.  Prepayments, Redemptions and Repurchases of Debt..........................................  62
SECTION 6.11.  Collateral and Guarantee Requirement; Ownership of Subsidiaries...........................  62
SECTION 6.12.  Fiscal Year...............................................................................  62
SECTION 6.13.  Ownership of the Westinghouse Subsidiaries................................................  62
SECTION 6.14.  Consolidated Leverage Ratio...............................................................  63
SECTION 6.15.  Consolidated Interest Expense Coverage Ratio..............................................  63
SECTION 6.16.  Consolidated Fixed Charge Coverage Ratio..................................................  63

                                                ARTICLE VII

Events of Default........................................................................................  64

                                               ARTICLE VIII

The Agents...............................................................................................  66

                                                ARTICLE IX

Miscellaneous............................................................................................  67

SECTION 9.01.  Notices ..................................................................................  67
SECTION 9.02.  Survival of Agreement.....................................................................  68
SECTION 9.03.  Binding Effect............................................................................  68
SECTION 9.04.  Successors and Assigns....................................................................  68
SECTION 9.05.  Expenses; Indemnity.......................................................................  71
SECTION 9.06.  Right of Setoff...........................................................................  72
SECTION 9.07.  Applicable Law............................................................................  73
SECTION 9.08.  Waivers; Amendment........................................................................  73
SECTION 9.09.  Interest Rate Limitation..................................................................  74
SECTION 9.10.  Entire Agreement..........................................................................  74
SECTION 9.11.  WAIVER OF JURY TRIAL......................................................................  74
SECTION 9.12.  Severability..............................................................................  74
SECTION 9.13.  Counterparts..............................................................................  75
SECTION 9.14.  Headings .................................................................................  75
SECTION 9.15.  Jurisdiction; Consent to Service of Process...............................................  75
SECTION 9.16.  Confidentiality...........................................................................  75

Schedule 1.01     Guarantors
Schedule 1.01(c)  Mortgaged Properties
Schedule 2.01     Commitments
Schedule 2.23     Issuing Banks and L/C Commitments
Schedule 3.04     Government Contracts
Schedule 3.07(a)  Leases
Schedule 3.08     Subsidiaries
Schedule 3.09     Litigation
Schedule 3.17     Environmental Matters
Schedule 3.18     Insurance
Schedule 3.19(d)  Mortgage Filing Offices
Schedule 3.21(a)  Owned Property
Schedule 3.21(b)  Leased Property
Schedule 6.01     Existing Indebtedness
Schedule 6.02     Existing Liens

                                                                   Contents, p.4

Schedule 6.04     Existing Investments

Exhibit A         Form of Administrative Questionnaire
Exhibit B         Form of Assignment and Acceptance
Exhibit C         Form of Borrowing Request
Exhibit D         Form of Guarantee Agreement
Exhibit E         Form of Indemnity, Subrogation and
                    Contribution Agreement
Exhibit F         Form of Pledge Agreement
Exhibit G         Form of Security Agreement
Exhibit H-1       Form of Opinion of Richard D. Parry, Esq.,
                    Vice President and General Counsel of the Borrower
Exhibit H-2       Form of Opinion of Jones Day Reavis & Pogue,
                     special counsel for the Borrower and the Subsidiaries
Exhibit H-3       Form of Opinion of Local Counsel for the
                     Borrower and the Subsidiaries
Exhibit I-1       Form of Mortgage
Exhibit I-2       Form of Deed of Trust
Exhibit J-1       Form of Revolving Loan Note
Exhibit J-2       Form of Tranche A Term Note
Exhibit J-3       Form of Tranche B Term Note

                          "CREDIT AGREEMENT dated as of July 7, 2000 (this
                    "Agreement"), among MORRISON KNUDSEN CORPORATION; the Lenders (as defined in Article I); BANK OF MONTREAL, as Syndication Agent, and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York Branch ("CSFB"), as administrative agent (in such capacity, the "Administrative Agent"), as collateral agent (in such capacity, the "Collateral Agent") and as an issuer of Letters of Credit.


          The Borrower intends to acquire (the "Acquisition") from Raytheon Company and Raytheon Engineers & Constructors International, Inc., a wholly owned subsidiary of Raytheon Company ("RECI" and, together with Raytheon Company, the "Seller"), the capital stock of the subsidiaries of RECI and certain other assets of RECI (collectively, the "Acquired Business"), and to assume certain liabilities of RECI, pursuant to the Purchase Agreement (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I). The purchase price for the Acquired Business will be calculated using specified balance sheet items of the Acquired Business as of April 30, 2000, as specified in the Purchase Agreement. Subject to post-closing adjustments provided for in the Purchase Agreement, the Borrower expects that the purchase price for the Acquired Business will be approximately $10,000,000 and that it will assume net liabilities of RECI of approximately $500,000,000. In connection with the Acquisition, the Borrower will (a) repay all amounts outstanding under the Existing Credit Facility, (b) obtain the credit facilities provided under this Agreement and (c) either (i) issue Senior Notes in an aggregate principal amount not less than $275,000,000 in a public offering or in a Rule 144A or other private placement or (ii) if unable to issue Senior Notes, borrow Unsecured Loans in an aggregate principal amount not less than $275,000,000.

          The Borrower has requested the Lenders to extend credit hereunder in the form of (a) Tranche A Term Loans during the Tranche A Availability Period in an aggregate principal amount not in excess of $100,000,000, (b) Tranche B Term Loans on the Closing Date in an aggregate principal amount not in excess of $400,000,000, (c) Revolving Loans and Swingline Loans at any time and from time to time prior to the Revolving Credit Maturity Date in an aggregate principal amount at any time outstanding not in excess of $500,000,000 minus the L/C Exposure at such time and (d) Letters of Credit in an aggregate stated amount at any time outstanding that will not result in the L/C Exposure exceeding $500,000,000. The proceeds of the Tranche A Term Loans made on the Closing Date and the Tranche B Loans are to be used by the Borrower solely (i) to finance the Acquisition, (ii) to refinance the Existing Credit Facility, (iii) to refinance the Existing Receivables Facility, (iv) to pay fees and expenses related to the Closing Date Transactions, (v) for working capital and to provide for certain assumed project obligations of the Acquired Business and (vi) for general corporate purposes. The proceeds of the Tranche A Term Loans, the Revolving Loans and the Swingline Loans made after the Closing Date are to be used by the Borrower and the Subsidiaries for general corporate purposes, including permitted acquisitions and to assist the Borrower and its Subsidiaries in performing their obligations under their respective Government Contracts. The Letters of Credit are to be used to support obligations incurred by the Borrower and the Subsidiaries in the course of their businesses.

          The Lenders are willing to extend such credit to the Borrower and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, including in the preamble hereto, the following terms shall have the meanings specified below:

          "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

          "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "Acquired Business" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Acquisition" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

          "Administrative Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

          "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

          "Aggregate L/C Exposure" shall mean $500,000,000.

          "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

          "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the sum of
(i) the Federal Funds Effective Rate in effect on such day and (ii) 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Percentage" shall mean (i) with respect to any Revolving Credit Lender, the percentage of the Total Revolving Credit Commitment represented by such Revolving Credit Lender's Revolving Credit Commitment and
(ii) with respect to any Tranche A Lender, the percentage of aggregate Tranche A Commitments as in effect at such time represented by such Tranche A Lender's Tranche A Commitment.

          "Applicable Rate" shall mean, for any day, (a) with respect to any Eurodollar Loan or ABR Loan that is part of a Revolving Credit Borrowing or a Tranche A Term Borrowing or that is a Swingline Loan, or with respect to the Commitment Fee payable hereunder, the applicable rate per annum set forth in the first chart below under the caption "LIBOR Spread", "ABR Spread" or "Commitment Fee", as the case may be, and (b) with respect to any Eurodollar Loan or ABR Loan that is part of a Tranche B Term Borrowing, the applicable rate per annum set forth in the second chart below under the caption "LIBOR Spread" or "ABR Spread", as the case may be, in each case based upon the Consolidated Leverage Ratio as of the fiscal quarter end immediately preceding the most recent Determination Date; provided that (i) the Applicable Rate shall (subject to clause (ii)) be determined by reference to Category 2 until the first Determination Date that is at least six months after the Closing Date, and (ii) the Applicable Rate shall be determined by reference to Category 1 at any time when the Borrower has failed to deliver any financial statement or certificate required to have been delivered under Section 5.03(a), (b) or (c).

-----------------------------------------------------------------------------------------------------------
                              Revolving Credit Borrowings, Swingline Loans,
                              ---------------------------------------------
                              Tranche A Term Borrowings and Commitment Fees
                              ---------------------------------------------
-----------------------------------------------------------------------------------------------------------
                         Consolidated Leverage Ratio        LIBOR Spread    ABR Spread    Commitment Fee
                         ---------------------------        ------------    ----------    --------------
-----------------------------------------------------------------------------------------------------------
Category 1          Greater than 3.0 to 1.0                     2.75%         1.75%           0.500%
-----------------------------------------------------------------------------------------------------------
Category 2          Greater than 2.5 to 1.0 but less than
                    or equal to 3.0 to 1.0                      2.50%         1.50%           0.375%
-----------------------------------------------------------------------------------------------------------
Category 3          Greater than 2.0 to 1.0 but less than
                    or equal to 2.5 to 1.0                      2.25%         1.25%           0.300%
-----------------------------------------------------------------------------------------------------------
Category 4          Less than or equal to 2.0 to 1.0            2.00%         1.00%           0.250%
-----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                               Tranche B Term Borrowings
                               -------------------------
----------------------------------------------------------------------------------------
                                  Consolidated
                                  ------------
                                Leverage Ratio               LIBOR Spread   ABR Spread
                                --------------               ------------   ----------
----------------------------------------------------------------------------------------
Category 1          Greater than 2.5 to 1.0                     3.25%         2.25%
----------------------------------------------------------------------------------------
Category 2          Less than or equal to 2.5 to 1.0            3.00%         2.00%
----------------------------------------------------------------------------------------

          "Arranger" shall mean CSFB, in its capacity as arranger of the credit facilities provided for herein.

          "Asset Sale" shall mean the sale, transfer, licensing or other disposition (directly, by way of merger or formation of a joint venture or otherwise, and including any casualty event or condemnation that results in the receipt of any insurance or condemnation proceeds) by the Borrower or any of the Subsidiaries (other than a sale, transfer, licensing or other disposition to the Borrower or any Subsidiary) of (a) any Equity Interest in any of the Subsidiaries or (b) any other assets, whether real or personal and whether tangible or intangible, of the Borrower or any of the Subsidiaries; provided that the following shall not be deemed to be "Asset Sales" for purposes of this Agreement: (i) any sale, transfer or other disposition of inventory in the ordinary course of business, (ii) any disposition of obsolete, surplus or worn out assets or Specified Investments, in each case in the ordinary course of business, (iii) any sale-leaseback transaction permitted under clause (a), (b), (c) or (d) of Section 6.03 and (iv) any asset sale or series of related asset sales described in clause (b) above resulting in Net Cash Proceeds not in excess of $20,000,000 in the aggregate during any fiscal year.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

          "Assignment of Claims Act" shall mean the Assignment of Claims Act of 1940, as amended from time to time.

          "Augmenting Lender" shall have the meaning assigned to such term in
Section 2.24(a).

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" shall mean Morrison Knudsen Corporation, a Delaware corporation.

          "Borrowing" shall mean (a) a group of Loans of a single Type made by the applicable Lenders on a single date and as to which a single Interest Period is in effect or (b) a Swingline Loan.

          "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.04 and substantially in the form of Exhibit C.

          "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York, New York are authorized or required by law to remain closed; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Business Purchase" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all the assets of a person, or of a business or division of a person, (b) the acquisition of Equity Interests in any person, or the acquisition of Equity Interests in such person, in either case with the result that such person becomes a wholly owned Subsidiary, or (c) a merger or consolidation or any other combination with a person (other than the Borrower or a Subsidiary), provided that the Borrower or a Subsidiary is the surviving person.

          "Capital Expenditures" shall mean, for any period, additions to property, plant and equipment and other capital expenditures of the Borrower and its subsidiaries that are (or would be) set forth as such in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP.

          "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          A "Change in Control" shall mean, at any time, (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than (i) Dennis Washington or (ii) his heirs or his estate or any trust or other person in which his heirs or estate constitute 100% in interest of the owners or beneficiaries, of shares representing more than the greater of (A) during the lifetime of Dennis Washington, the number of shares of issued and outstanding capital stock of the Borrower owned at such time by Dennis Washington and Persons controlled by Dennis Washington and (B) 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Borrower by any person or group other than Dennis Washington (or his heirs or his estate or any trust or other person in which his heirs or estate constitute 100% in interest of the owners or beneficiaries); (d) the occurrence of any change of control or similar event, however denominated, under any indenture, certificate of designations or other agreement or instrument of the Borrower or any Subsidiary evidencing or governing Indebtedness or preferred stock; or (e) the failure at any time of the Borrower directly to own, beneficially and of record, 100% of the issued and outstanding capital stock of Morrison Knudsen Corporation, an Ohio corporation.

          "Closing Date" shall mean the date of the initial Credit Event.

          "Closing Date Transactions" shall mean the consummation of the Acquisition, the refinancing and termination of the Existing Credit Facility, the execution and delivery of the Senior Note Documents and the issuance of the Senior Notes or the execution and delivery of the Unsecured Loan Agreement and the borrowings thereunder on the Closing Date, as applicable, the execution and delivery of this Agreement and the Borrowings hereunder on the Closing Date and the creation and perfection of the Liens provided for in the Security Documents.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall mean all the "Collateral" as defined in each Security Document.

          "Collateral Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Collateral and Guarantee Requirement" shall mean, at any time, subject to Section 9.17, that:

               (a) one or more Pledge Agreements (or supplements thereto) shall have been duly executed by the Borrower and each Designated Subsidiary existing at such time and owning any Equity Interests, Rights or Indebtedness of the Borrower or any other Subsidiary or other person, shall have been delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding Equity Interests and Rights of the Subsidiaries (after giving effect to the Acquisition) and such other persons owned by the Borrower and the Designated Subsidiaries and all such Indebtedness (other than (i) Equity Interests in any inactive Subsidiary that does not own any significant assets, or (ii) any Equity Interests or Rights in any Person, not wholly owned (directly or indirectly) by the Borrower, the pledge of which is prohibited by any applicable joint venture agreement, equityholders' agreement or the like entered into with another Person holding any Equity Interest or Rights in such Person) shall have been duly and validly pledged thereunder (or to the extent not evidenced by any instrument, under a Security Agreement) to the Collateral Agent for the ratable benefit of the Secured Parties and certificates or other instruments representing such Equity Interests and Rights or Indebtedness (to the extent such Indebtedness is evidenced by instruments), accompanied by stock powers or other instruments of transfer endorsed in blank, shall be in the actual possession of the Collateral Agent; provided that in the case of a pledge by the Borrower or any Designated Subsidiary of voting Equity Interests in a Foreign Subsidiary, such pledge may be limited to 65% of such voting Equity Interests of such Foreign Subsidiary if adverse tax consequences would arise from a pledge of a greater percentage of such voting Equity Interests;

               (b) one or more Security Agreements (or supplements thereto) shall have been duly executed by the Borrower and each Designated Subsidiary existing at such time, shall have been delivered to the Collateral Agent and shall be in full force and effect (and all consents of third parties required for the effectiveness or enforceability of the Liens created by the Security Agreements shall have been obtained), and each document (including each Uniform Commercial Code financing statement or similar filing, each filing with respect to Intellectual Property owned by the Borrower or any other Designated Subsidiary party to any Security Agreement and each Assignment of Claims Act notice) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the applicable Security Agreement (subject to any Lien expressly permitted by Section 6.02) shall have been so filed, registered or recorded and evidence thereof delivered to the Collateral Agent, provided that the requirements of the Assignment of Claims Act need not be satisfied with respect to (i) contracts having an aggregate value for all such contracts at any time less than $10,000,000 or (ii) contracts with Subsidiaries all of the Equity Interests in which have been pledged under the Pledge Agreement, and to which the Borrower is not party;

               (c) each person required to consent to the assignment pursuant to any Security Agreement of the rights of the Borrower or any Designated Subsidiary under the Purchase Agreement in order for such assignment to be effective under the terms of such agreement shall, and each person required so to consent under the terms of any other agreement to which the Borrower or any Designated Subsidiary shall be party shall to the extent the Borrower is able to obtain such consent using reasonable efforts, have executed and delivered a consent to such assignment satisfactory to the Collateral Agent;

               (d)  (i) each of the Mortgages, substantially in the form
          Exhibit I-1 or I-2, as applicable, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those expressly permitted under Section 6.02,
          (iii) each of such Mortgages shall have been filed and recorded in the recording office as specified on Schedule 3.19(d) and, in connection therewith, the Collateral Agent shall have received evidence satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those expressly permitted under Section 6.02, together with such surveys, abstracts, appraisals and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders;

               (e) one or more Guarantee Agreements (or supplements thereto) shall have been executed by each Designated Subsidiary existing at such time, shall have been delivered to the Collateral Agent and shall be in full force and effect;

               (f) the Indemnity, Subrogation and Contribution Agreement (or a supplement referred to in Section 12 thereof) shall have been executed by the Borrower and each other Loan Party, shall have been delivered to the Collateral Agent and shall be in full force and effect; and

               (g) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of each Loan Document to which it is party, the incurrence and the performance of its obligations thereunder and the granting by it of the Liens thereunder.

Notwithstanding the foregoing, (i) a Designated Subsidiary shall not be required to become a Guarantor under a Guarantee Agreement or to pledge or grant any security interest in any Collateral under any Pledge Agreement or Security Agreement if it would be a violation of applicable law for such Subsidiary to take such action or if, in the good faith judgment of the Administrative Agent, in consultation with the Borrower, the expense, tax or regulatory consequences or difficulty of taking such action would not, in light of the benefits to accrue to the Lenders, justify taking such action, (ii) the Westinghouse Subsidiaries shall not be required to become Guarantors under the Guarantee Agreements or to pledge or grant any security interest in any Collateral under any Pledge Agreement or Security Agreement at any time when they are prohibited from doing so by the terms of the applicable joint venture agreements and (iii) any Equity Interests pledged to the Secured Parties pursuant to the Pledge Agreement by the Borrower or a Designated Subsidiary and subsequently transferred to a non-Designated Subsidiary shall remain subject to the Pledge Agreement for so long as the Borrower or any Subsidiary owns such Equity Interests or until such pledge is released pursuant to the provisions of Section
9.17. The Collateral Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Closing Date or the date on which the Borrower acquires any company or assets for the perfection of security interests that would otherwise be required to be perfected by such date) where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents. Further, the Borrower and the Subsidiaries will not be required to create Liens on particular assets under the Security Documents if, in the judgment of the Collateral Agent, in consultation with the Borrower, the expense, tax or regulatory consequences or difficulty of creating such Liens with respect to such assets would not, in light of the benefits to accrue to the Lenders, justify taking such action. The Collateral Agent is expressly authorized upon the request of the Borrower to release any Guarantee or security interest previously delivered or created that at the time of such request is not required to remain in effect under this definition and the other terms of this Agreement.

          "Commitment Increase" shall have the meaning assigned to such term in
Section 2.24(b).

          "Commitments" shall mean, with respect to any Lender, such Lender's Term Loan Commitment and Revolving Credit Commitments.

          "Commitment Fee" shall have the meaning assigned to such term in
Section 2.06(a).

          "Confidential Information Memorandum" shall mean the Confidential Information Memorandum of the Borrower dated May 2000.

          "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation and amortization for such period, (d) all other non-cash charges during such period (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period), (e) nonrecurring charges taken by the Borrower in connection with the Acquisition, which charges shall not exceed $25,000,000 in the aggregate and (f) fees and expenses incurred in connection with the Closing Date Transactions or in connection with the refinancing of any Loans or Unsecured Loans, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all extraordinary gains during such period, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) the sum of (i) Consolidated Interest Expense for such period, (ii) the aggregate amount of cash taxes paid by the Borrower and the Subsidiaries during such period, (iii) scheduled mandatory principal payments during such period in respect of any Indebtedness of the Borrower and the Subsidiaries, (iv) cash dividends or other distributions on Equity Interests declared by the Borrower or any Subsidiary during such period (excluding dividends paid to the Borrower or any of its Subsidiaries), (v) the principal component of Capital Lease Obligations paid during such period and (vi) Capital Expenditures during such period, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" shall mean, for any period, the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations), accrued, accreted or paid by the Borrower and the Subsidiaries during such period, all as determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, interest expense shall include the amortization of deferred financing costs and shall give effect to any net payments made or received by the Borrower and the Subsidiaries with respect to Hedging Agreements entered into to limit interest rate risk.

          "Consolidated Interest Expense Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Leverage Ratio" shall mean, at any date, the ratio of
(a) Consolidated Total Debt at such date to (b) Consolidated EBITDA for the period of four fiscal quarters ended on or most recently prior to such date, all as determined on a consolidated basis in accordance with GAAP. If, at any time the Consolidated Leverage Ratio is being determined, the Borrower or any Subsidiary shall have completed a Substantial Acquisition or Substantial Disposition since the beginning of the relevant four fiscal quarter period, the Consolidated Leverage Ratio shall be determined on a pro forma basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period. A "Substantial Acquisition" shall mean the acquisition by the Borrower or any Subsidiary, including through a merger or consolidation or a purchase of any Equity Interest, of any other person or any division or business unit of any other person or any assets (other than inventory acquired in the ordinary course of business), in each case with a book or fair market value equal to or greater than 5% of Consolidated Total Assets as of the fiscal quarter end of the Borrower immediately preceding the most recent Determination Date (or as of December 3, 1999, at any time prior to the first Determination Date hereunder) or that represented more than 5% of consolidated revenue of the Borrower and the Subsidiaries for the fiscal year ending immediately preceding the most recent Determination Date or for the fiscal year ended December 3, 1999, at any time prior to the first Determination Date hereunder) and a "Substantial Disposition" shall mean the sale or transfer by the Borrower or any Subsidiary, including through a merger or consolidation or a sale of any Equity Interest, of any subsidiary, division or business unit of the Borrower or such Subsidiary or any assets (other than inventory sold in the ordinary course of business), in each case with a book or fair market value equal to or greater than 5% of Consolidated Total Assets as of the most recent fiscal quarter end of the Borrower immediately preceding the most recent Determination Date (or as of December 3, 1999, at any time prior to the first Determination Date hereunder).

          "Consolidated Net Income" shall mean, for any period, net income or loss of the Borrower and the Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP, provided that, unless expressly required by another provision of this Agreement, there shall be excluded (i) any net income, but not any net loss, of a Subsidiary (other than the Westinghouse Subsidiaries or any Permitted Joint Venture) that is subject to contractual restrictions on the payment of dividends or the making of distributions to the Borrower or another Subsidiary, except to the extent such net income has been distributed to the Borrower or another Subsidiary not subject to such restrictions in cash, and (ii) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that person's assets are acquired by the Borrower or any Subsidiary.

          "Consolidated Total Assets" shall mean, as of any date of determination, the total assets of the Borrower and the Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Debt" shall mean, as of any date of determination, without duplication, the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Credit Event" shall have the meaning assigned to such term in Section 4.01.

          "CSFB" shall have the meaning assigned to such term in the preamble to this Agreement.

          "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

          "Designated Indebtedness" shall mean all senior unsecured long-term non-credit enhanced indebtedness for borrowed money.

          "Designated Subsidiary" shall mean, at any time, any Subsidiary that at such time (a) is a Domestic Subsidiary, (b) is, or shall at any time on or after the date of this Agreement have been, a Wholly Owned Subsidiary and (c) has consolidated assets with a gross book value of at least $5,000,000; provided
                                                                        --------
that any Domestic Subsidiary that (i) owns any Equity Interest in a Designated Subsidiary or (ii) has guaranteed any other Indebtedness of the Borrower or another Subsidiary (other than Indebtedness of a Related Subsidiary) shall in any event be a Designated Subsidiary.

          "Determination Date" shall mean each day that is the second Business Day after a delivery of financial statements pursuant to Section 5.03(a) or (b).

          "dollars" or "$" shall mean lawful money of the United States of America.

          "Domestic Subsidiary" shall mean a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

          "Eligible Line of Business" shall mean the general nature of the business and activities engaged in by the Borrower and the Subsidiaries immediately following the completion of the Acquisition and activities reasonably related thereto.

          "Environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

          "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

          "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.(S)(S) 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.(S)(S) 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.(S)(S) 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C.(S)(S) 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C.(S)(S) 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.(S)(S) 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.(S)(S) 11001 et seq., the Safe Drinking Water Act of 1974, as amended,
42 U.S.C.(S)(S) 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C.(S)(S) 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

          "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

          "Equity Interests" shall mean (a) with respect to a corporation, shares of the capital stock of such corporation and (b) with respect to a partnership, limited liability company or other person, partnership, limited liability or other equity interests in such person.

          "Equity Issuance" shall mean any issuance and sale by the Borrower or by any Subsidiary to a person other than the Borrower or any Subsidiary of any Equity Interests of the Borrower or any Subsidiary or any Rights in respect thereof; provided that the issuance or sale of Equity Interests to any director,
         --------
officer or employee of the Borrower or a Subsidiary pursuant to an employee benefit plan or upon the exercise of any Rights granted under an employee benefit plan will not constitute an Equity Issuance.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan subject to Title IV of ERISA, other than an event or events as to which the thirty day notice period (or other applicable notice period) is waived by regulation; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or under Section 4063 of ERISA with respect to the withdrawal of the Borrower or any of its ERISA Affiliates from any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or from a plan administrator pursuant to Section 4041(a) of ERISA of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA and non-exempt; and (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of the

Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

          "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

          "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Event of Default" shall have the meaning assigned to such term in
Article VII.

          "Excess Cash Flow" shall mean, for any fiscal year, the sum (without duplication) of:

               (a) Consolidated Net Income, adjusted to exclude any income, gains or losses attributable to any Asset Sale the proceeds of which are required to be applied to prepay Loans; plus

               (b) depreciation, amortization and other non-cash charges or losses deducted in determining Consolidated Net Income for such period; minus

               (c) payments during such period on account of charges added to Excess Cash Flow for an earlier period pursuant to clause (b) above as "non-cash charges or losses" in such earlier period; plus

               (d) the aggregate principal amount of Indebtedness incurred by the Borrower and the Subsidiaries during such period to finance Capital Expenditures; minus

               (e) any non-cash gains included in determining such consolidated net income (or loss) for such period; plus

               (f) amounts received during such period on account of gains subtracted from Excess Cash Flow for an earlier period pursuant to clause (e)(i) above as "non-cash gains" in such earlier period; minus

               (g)  Capital Expenditures for such period; minus

               (h) the sum of (i) scheduled amortization payments made in respect of the Term Loans during such period, (ii) scheduled amortization or similar payments made during such period in respect of other Indebtedness of the Borrower and the Subsidiaries and (iii) mandatory prepayments made during such period in respect of other Indebtedness of the Borrower and the Subsidiaries (other than prepayments that would not be required if the Borrower and the Subsidiaries made, or were required to make, prepayments in respect of Loans outstanding hereunder); plus

               (i) the net proceeds of Indebtedness incurred by the Borrower and the Subsidiaries during such period to the extent such proceeds were applied to make payments or prepayments of Indebtedness referred to in clause (h) above.

          "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any

Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.22(a)), any withholding tax imposed by the United States of America that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.21(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.21(e).

          "Existing Credit Facility" shall mean, collectively, the Five-Year Credit Agreement of the Borrower dated as of March 19, 1999, and the 364-Day Credit Agreement of the Borrower dated as of March 19, 1999, in each case as from time to time amended, waived or otherwise modified.

          "Existing Letter of Credit" shall mean each Letter of Credit listed on
Schedule 2.23.

          "Existing Receivables Facility" shall mean the receivables facility created pursuant to (i) the First Amended and Restated Receivables Sale Agreement, dated as of April 24, 1998, as amended, among Raytheon Company, a Delaware corporation ("Raytheon"), RE&C Receivables Corporation, a Delaware corporation (the "SPV"), Raytheon Engineers & Constructors, Inc., a Delaware corporation, United Engineers International, Inc., a Pennsylvania corporation, Catalytic Industrial Maintenance Co., Inc., a Delaware corporation, Raytheon Constructors, Inc., a Delaware Corporation, Raytheon-Catalytic Inc., a Delaware corporation, Raytheon Infrastructure Inc., a New York corporation, Raytheon-Ebasco Overseas Ltd., a Delaware corporation, Rust Constructors Inc., a Delaware corporation, Raytheon Demilitarization Company, a Delaware corporation, and 21st Century Rail Corporation, a Delaware corporation, (ii) the Second Amended and Restated Receivables Sale Agreement, dated as of April 24, 1998, as amended, among Asset Securitization Corporation, Canadian Imperial Bank of Commerce, Raytheon and the SPV, and (iii) various ancillary documents thereto.

          "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Payment Date" shall have the meaning assigned to such term in
Section 2.06(a).

          "Fees" shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and all fees due to the Administrative Agent and the Arranger.

          "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

          "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Ownership Control or Influence" has the meaning given such phrase in the Federal National Industrial Security Program Operating Manual or any successor documentation or program thereto.

          "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "G-10 Country" shall mean the United States, Canada, Germany, Britain, France, Italy, Japan, Switzerland, Sweden, Belgium and the Netherlands.

         "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Government Contracts" shall mean written contracts between the Borrower or any Subsidiary and any Federal Governmental Authority of the United States of America.

         "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed for all purposes of this Agreement to equal the amount of the obligations guaranteed or, if no such amount is determinable, the maximum liability of the Guarantor in respect of such Guarantee.

         "Guarantee Agreement" shall mean a Guarantee Agreement substantially in the form of Exhibit D by the Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Guarantors" shall mean each person listed on Schedule 1.01 and each other person that becomes party to a Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such person.

         "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Hostile Acquisition" shall mean the acquisition of Equity Interests of a person through a tender offer or similar solicitation of the owners of such Equity Interests which was not approved (prior to the first public announcement of such acquisition) by resolutions of the Board of Directors of such person (or other written action by its governing board or holders of a majority in voting power of its Equity Interests if such person is not a corporation), and as to which such approval has not been withdrawn.

         "Increase Effective Date" shall have the meaning assigned to such term in Section 2.24(b).

         "Increasing Lender" shall have the meaning assigned to such term in
Section 2.24(b).

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances (but excluding advances to the Borrower or its Subsidiaries by customers in the form of pre-payments on contracts) of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business),
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Hedging Agreements and (j) all obligations of such person as an account party in respect of letters of credit (other than Non-Financial Letters of Credit) or in respect of bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner. The "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

         "Indemnitee" shall have the meaning assigned to such term in Section 9.05(b).

         "Indemnity, Subrogation and Contribution Agreement" shall mean an Indemnity, Subrogation and Contribution Agreement substantially in the form of Exhibit E among the Borrower, the Guarantors and the Collateral Agent.

         "Initial Loans" shall have the meaning assigned to such term in Section 2.24(b).

         "Intellectual Property" shall have the meaning assigned to such term in
Section 3.20.

         "Interest Payment Date" shall mean, with respect to any Loan, (i) each day that is the last day of an Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a Loan with an Interest Period of longer than three months, each day that would have been the last day of an Interest Period had a series of three month Interest Periods been applicable to such Loan and (iii) the date of any prepayment of such Loan or conversion of such Loan to a Loan of a different Type.

         "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the preceding Interest Period applicable thereto and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, or 6 months thereafter, as the Borrower may elect; (b) as to any ABR Borrowing (other than a Swingline Loan), the period commencing on the date of such Borrowing or on the last day of the preceding Interest Period applicable thereto and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Credit Maturity Date, Tranche A Maturity Date or Tranche B Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.11 or repaid or prepaid in accordance with Section 2.12, 2.13 or 2.14; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (c) any Swingline Loan, the day that such Loan is required to be repaid under Section 2.05(a). Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Issuing Bank" shall mean, at any time, CSFB and each other person that is listed on Schedule 2.23 or that shall have become an Issuing Bank hereunder as provided in Section 2.23(k) (other than any person that shall have ceased to be an Issuing Bank as provided in Section 2.23(j)), each in its capacity as an issuer of Letters of Credit hereunder. The Issuing Bank in respect of each Existing Letter of Credit shall be the Lender identified as the Issuing Bank therefor in Schedule 2.23.

         "Issuing Bank Agreement" shall have the meaning assigned to such term in Section 2.23(k).

         "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.06(c).

         "L/C Commitment" shall mean, as to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.23.

         "L/C Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

         "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

         "L/C Participation Fees" shall have the meaning assigned to such term in Section 2.06(c).

         "Lenders" shall mean (a) the financial institutions listed on Schedule 2.01, (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance (in either case other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (c) any financial institution that shall have become a party hereto pursuant to Section 2.24. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

         "Letter of Credit" shall mean each Existing Letter of Credit and any letter of credit issued pursuant to Section 2.23.

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date which is two Business Days prior to the beginning of such Interest Period, by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates) for a period equal to such Interest Period, provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to equal the rate per annum at which deposits in dollars are offered for such Interest Period by the Administrative Agent in the London interbank market in London, England at approximately 11:00 a.m., London time, on the date two Business Days prior to the beginning of such Interest Period.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" shall mean this Agreement, any promissory notes issued pursuant to Section 2.05, the Letters of Credit, the Guarantee Agreement, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

         "Loan Parties" shall mean the Borrower and each Subsidiary that is, or is required by this Agreement to be, a party to any Guarantee Agreement or any Security Document.

         "Loans" shall mean the Term Loans and the Revolving Loans.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean one or more events, changes or effects which, individually or in the aggregate, have or could reasonably be expected to have a materially adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Borrower and the Subsidiaries (including the Acquired Business), taken as a whole, or on their ability to perform their obligations under the Loan Documents, or (b) the validity or enforceability of any Loan Document or the rights, remedies or benefits available to the parties thereunder.

         "Material Indebtedness" shall mean (a) the Senior Notes and (b) all other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount for all such Indebtedness and obligations of $15,000,000 or more.

         "Material Subsidiary" shall mean each Subsidiary designated as a Material Subsidiary on Schedule 6.05 and each other Subsidiary that at the time of determination has either (a) assets with a book value in excess of 5% of Consolidated Total Assets as of the fiscal quarter end immediately preceding the most recent Determination Date or as of March 3, 2000, at any time prior to the first Determination Date hereunder or (b) revenue for the period of four fiscal quarters immediately preceding the most recent Determination Date, or for the period of four fiscal quarters ended March 3, 2000, at any time prior to the first Determination Date hereunder, that represents in excess of 5% of consolidated revenue of the Borrower and the Subsidiaries for such period of four fiscal quarters.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Mortgaged Properties" shall mean the real properties of the Loan Parties specified on Schedule 1.01(c) and all other real properties hereafter acquired in fee simple by any of the Loan Parties with a fair market value in excess of $5,000,000.

         "Mortgages" shall mean mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents reasonably satisfactory to the Collateral Agent, delivered pursuant to Section
4.02 or Section 5.09. Each mortgage shall be substantially in the form of
Exhibit I-1 and each deed of trust shall be substantially in the form of Exhibit I-2.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which contributions are required to be made by the Borrower or any ERISA Affiliate.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds thereof, including any cash received in respect of any non-cash proceeds, but only as and when received, and any cash insurance or condemnation proceeds, net of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Loans) required to be repaid under the terms thereof as a result of such Asset Sale), (ii) taxes attributable to such Asset Sale with respect to the year in which such Asset Sale occurs as a direct result thereof and (iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds and shall promptly be applied to prepay Term Loans to the extent they would have been required to be so applied had such amounts constituted Net Cash Proceeds received on the date of such Asset Sale), provided that if the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent within 20 Business Days of receipt of any such proceeds setting forth the Borrower's intention to use any portion of such proceeds to purchase assets useful in the business of the Borrower and the Subsidiaries within 270 days of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not so used within such 270-day period (and any portion of such proceeds not so used within such 270-day period shall promptly be applied to prepay Term Loans to the extent they would have been required to be so applied had no certificate been delivered by the Borrower with respect to such amount or to repair or restore any asset or property of the Borrower or Subsidiary that is the subject of a casualty event or condemnation), and (b) with respect to any Equity Issuance or any issuance or other disposition of Indebtedness for borrowed money, the cash proceeds thereof net of underwriting commissions or placement fees and expenses incurred directly in connection therewith. For purposes of the foregoing, the Net Cash Proceeds of any disposition of assets through the formation of a joint venture or similar arrangement will be deemed to include all amounts received by the Borrower and the Subsidiaries from such joint venture or other arrangement or the sponsors thereof (other than the Borrower or any Subsidiary), whether characterized as purchase price, license fees or otherwise, other than amounts representing the Borrower's or the Subsidiaries' share of net income of such joint venture or other arrangement.

         "Non-Financial Letters of Credit" shall mean letters of credit securing only trade payables or non-financial performance obligations.

         "Non-Increasing Lender" have the meaning assigned to such term in
Section 2.24.

         "Non-Recourse Debt" shall mean Indebtedness of any person which expressly provides that the source of repayment of such Indebtedness is limited to the property of such person securing such Indebtedness acquired with the proceeds of such Indebtedness, and that the holder of such Indebtedness generally has no recourse against the obligor thereon or any other person.

         "Obligations" shall mean (a) the due and punctual payment by the Borrower or the applicable Loan Parties of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit or Swingline Loan, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks, the Swingline Lender or any other person under this Agreement and the other Loan Documents (other than amounts payable to the Borrower or any Subsidiary), (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties, monetary or otherwise, under or pursuant to the Loan Documents and
(c) the due and punctual payment and performance of all obligations of the Borrower or any Subsidiary, monetary or otherwise, under each Hedging Agreement entered into to limit interest rate risk with a counterparty that was a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into.

         "Offering Memorandum" shall mean the offering memorandum dated June 28, 2000 relating to the Senior Notes.

         "Other Taxes" shall mean any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 1 to the form of Security Agreement attached hereto as Exhibit G.

         "Permitted Joint Venture" shall mean any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which the Borrower or any of its Subsidiaries is a joint venturor; provided, however, that (a) the other equity investors in such joint venture participate in investments in such joint venture on substantially the same basis as the Borrower or such Subsidiary and (b) the existence and activities of such joint venture are limited to the duration and scope of projects established to provide engineering, construction or operations and maintenance services, as the case may be.

         "Permitted Restricted Payment Amount" shall mean, at any time, the sum of (a) $75,000,000, plus (b) 100% of the Net Proceeds received by the Borrower after the date hereof in connection with the exercise of the Warrants, plus (c) 50% of the Net Proceeds received by the Borrower after the date hereof in connection with the sale of any of its capital stock, plus (or minus) (d) 25% of Consolidated Net Income for the period from March 31, 2000, through the fiscal quarter of the Borrower ended at or most recently prior to such time.

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan that is subject to the provisions of Title IV of ERISA were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" shall mean (a) a Pledge Agreement substantially in the form of Exhibit F between the Borrower and each Subsidiary owning Equity Interests, Rights or Indebtedness of the Borrower or any other Subsidiary or other person and the Collateral Agent for the benefit of the Secured Parties and
(b) in connection with pledges of shares of or other Equity Interests in Foreign Subsidiaries, other pledge agreements or similar agreements in form and substance satisfactory to the Collateral Agent, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

         "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

         "Project Subsidiary" shall mean a Subsidiary formed to construct, operate or own a particular project or series of related projects.

         "Pro Rata Percentage" shall mean, with respect to any Revolving Credit Lender at any time, the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event all the Revolving Credit Commitments shall have been terminated, the Pro Rata Percentages of the Revolving Credit Lenders shall be determined by reference to the Revolving Credit Commitments most recently in effect (giving effect to any assignments pursuant to Section 9.04).

         "Purchase Agreement" shall mean the Purchase Agreement dated as of April 14, 2000, between the Borrower, Raytheon Engineers & Constructors International, Inc., and the Seller, including the exhibits and schedules thereto, as in effect on the date hereof and without giving effect to any amendment, waiver or other modification thereto (other than any amendment, waiver or modification approved in writing by the Required Lenders).

         "Ratings" shall mean the ratings assigned by S&P and Moody's to the Borrower's publicly traded, senior, unsecured, non-credit-enhanced, long-term Indebtedness for borrowed money, or, if no such Indebtedness shall be outstanding, the corporate credit ratings assigned by S&P and Moody's to the Borrower. If either of such rating agencies shall not have in effect a rating for the Borrower's publicly traded, senior, unsecured, non-credit-enhanced, long-term Indebtedness for borrowed money or a corporate credit rating for the Borrower, as the case may be, such rating agency shall be deemed to have in effect a rating below BBB- or Baa3, as the case may be.

         "Raytheon" shall have the meaning set forth in the definition of "Existing Receivables Facility" in this Section 1.01.

         "Register" shall have the meaning assigned to such term in Section 9.04(d).

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Fund" shall mean, with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Related Subsidiary" shall mean, as to any Project Subsidiary, any other Project Subsidiary engaged in the construction, operation or ownership of the same project or projects as such first Project Subsidiary or one or more related projects.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, clause
(i) or (ii) above.

         "Required Lenders" shall mean, at any time, Lenders having Loans, L/C Exposures and unused Revolving Credit Commitments and Term Loan Commitments representing more than 50% of the sum of all Loans outstanding, L/C Exposures and unused Revolving Credit Commitments and Term Loan Commitments.

         "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

         "Restricted Payment" shall have the meaning assigned to such term in
Section 6.06(a).

         "Revolving Credit Availability Period" shall mean the period from and including the Closing Date to but excluding the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.10, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased pursuant to Section 2.24.

         "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender plus the aggregate amount at such time of such Lender's L/C Exposure and Swingline Exposure.

         "Revolving Credit Lender" shall mean a Lender that has a Revolving Credit Commitment (or that had such a Commitment at the time the Revolving Credit Commitments were terminated).

         "Revolving Credit Maturity Date" shall mean the fifth anniversary of the Closing Date.

         "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (c) of Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

         "Rights" shall mean, with respect to any person, warrants, options or other rights to acquire Equity Interests in such person.

         "S&P" shall mean Standard & Poor's.

         "Secured Parties" shall mean the Administrative Agent, the Collateral Agent, each Lender, the Issuing Banks, the Swingline Lender and each other person to which any of the Obligations shall at any time be owed.

         "Security Agreements" shall mean (a) a Security Agreement substantially in the form of Exhibit G between the Borrower and the Subsidiaries from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties and (b) in connection with any creation of security interests in the assets of Foreign Subsidiaries, other security agreements or similar agreements in form and substance satisfactory to the Collateral Agent, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

         "Security Documents" shall mean the Security Agreements, the Pledge Agreements, the Mortgages and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09.

         "Seller" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Senior Notes" shall mean the Borrower's Senior Notes due July 1, 2000 to be issued by the Borrower pursuant to the Senior Note Documents.

         "Senior Note Documents" shall mean the indenture providing for the issuance of the Senior Notes substantially in the form of the draft thereof dated July 6, 2000 with no changes therefrom adverse to the Lenders, and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any Guarantee or other right in respect thereof.

         "Specified Investments" shall mean investments referred to in clauses
(a) through (e) of Section 6.04 and substantially equivalent debt issued by governments of G-10 Countries.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subordinated Indebtedness" shall mean unsecured Indebtedness of the Borrower that (a) is not payable as to principal, whether in whole or in part (other than by reason of acceleration following an event of default or similar event), and is not subject to any redemption, repurchase or similar requirement, whether absolute or at the option of the holder or holders thereof, prior to the 180th day following the Tranche B Maturity Date and (b) is subordinated to the Obligations on terms and pursuant to documentation approved in writing by the Administrative Agent.

         "Subsequent Borrowings" shall have the meaning assigned to such term in
Section 2.24(b).

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned or controlled, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any subsidiary of the Borrower.

         "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans pursuant to Section 2.02.

         "Swingline Exposure" shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Pro Rata Percentage of the total Swingline Exposure at such time.

         "Swingline Lender" means CSFB, in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" means a Loan made pursuant to Section 2.02.

         "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans or Tranche B Term Loans.

         "Term Loan Commitments" shall mean the Tranche A Commitments and the Tranche B Commitments.

         "Term Loan Repayment Dates" shall mean the Tranche A Term Loan Repayment Dates and the Tranche B Term Loan Repayment Dates, as set forth in
Section 2.12(a).

         "Term Loans" shall mean the Tranche A Term Loans and the Tranche B Term Loans.

         "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

         "Tranche A Availability Period" shall mean the period from and including the Closing Date to but excluding the first anniversary of the Closing Date.

         "Tranche A Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Term Loans as set forth on Schedule
2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.10, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04 and (c) increased pursuant to Section 2.24.

         "Tranche A Lender" shall mean a Lender with a Tranche A Commitment or with outstanding Tranche A Term Loans.

         "Tranche A Maturity Date" shall mean the fifth anniversary of the Closing Date.

         "Tranche A Term Borrowing" shall mean a Borrowing comprised of Tranche A Term Loans.

         "Tranche A Term Loan Repayment Date" shall mean the date corresponding to the Closing Date in the 15th month following the month in which the Closing Date shall have occurred (or, if there shall be no such corresponding date, the last day of such 15th month), and the date corresponding to the Closing Date in each third month thereafter ending with the Tranche A Maturity Date (or, if there shall be no such corresponding date in any such month, the last day of such month); provided that if any such Tranche A Term Loan Repayment Date would fall on a date that is not a Business Day, such Tranche A Term Loan Repayment Date shall instead fall the next preceding Business Day.

         "Tranche A Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (a) of Section 2.01. Each Tranche A Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

         "Tranche B Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Term Loans as set forth on Schedule
2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 904.

         "Tranche B Lender" shall mean a Lender with a Tranche B Commitment or with outstanding Tranche B Term Loans.

         "Tranche B Maturity Date" shall mean the seventh anniversary of the Closing Date.

         "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

         "Tranche B Term Loan Repayment Date" shall mean the date corresponding to the Closing Date in the third month following the month in which the Closing Date shall have occurred (or, if there shall be no such corresponding date, the last day of such third month), and the date corresponding to the Closing Date in each third month thereafter ending with the Tranche B Maturity Date (or, if there shall be no such corresponding date in any such month, the last day of such month); provided that if any such Tranche B Term Loan Repayment Date would fall on a date that is not a Business Day, such Tranche B Term Loan Repayment Date shall instead fall the next preceding Business Day.

         "Tranche B Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to clause (b) of Section 2.01. Each Tranche B Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

         "Transactions" shall mean the execution, delivery and performance by each Loan Party of each of the Loan Documents, the Closing Date Transactions, the Borrowings and issuances of Letters of Credit hereunder after the Closing Date and the use of the proceeds of such Borrowings and such Letters of Credit.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

         "Warrants" shall mean the Borrower's convertible warrants issued pursuant to Warrant Agreements each dated as of September 11, 1996 by and between Norwest Bank Minnesota, N.A., and Batchelder & Partners, Inc. and Schroder Wertheim & Co. Incorporated, respectively.

         "Westinghouse Subsidiaries" shall mean Westinghouse Government Services Company LLC, Westinghouse Government Environmental Services Company LLC and their respective subsidiaries.

         "Wholly Owned Subsidiary" shall mean a Subsidiary of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Equity Interests in such Subsidiary are, at the time any determination is being made, owned, controlled or held, directly or indirectly, by the Borrower.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time.

         SECTION 1.03. Accounting and Financial Terms. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

         (b) All computations required to be made hereunder to demonstrate pro forma compliance with any covenant after giving effect to any acquisition, investment, sale, disposition or similar event shall reflect on a pro forma basis such event and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, but shall not take into account any projected synergies or similar benefits expected to be realized as a result of such event.


                                  ARTICLE II

                                  The Credits

         SECTION 2.01. Term Loan and Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make Tranche A Term Loans to the Borrower from time to time during the Tranche A Availability Period in an aggregate principal amount not to exceed its Tranche A Commitment, (b) to make a Tranche B Term Loan to the Borrower on the Closing Date in a principal amount equal to its Tranche B Commitment and (c) to make Revolving Loans to the Borrower, at any time and from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the limits set forth in clause (c) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Except as set forth in Section 2.24, amounts paid or prepaid in respect of Term Loans may not be reborrowed.

         SECTION 2.02. Swingline Loans. (a) Subject to the terms and conditions herein set forth, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding $50,000,000 or (ii) the Aggregate Revolving Credit Exposure exceeding the Total Revolving Credit Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

         (ii) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 3:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

         (iii) The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.03(c) with respect to Loans made by such Lender (and
Section 2.03(c) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

         SECTION 2.03. Loans. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Swingline Loans and Loans deemed made pursuant to paragraph (f) below, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 or
(ii) equal to the remaining available balance of the applicable Commitments. Each Swingline Loan shall be in an integral multiple of $1,000,000 and not less than $1,000,000.

         (b) Subject to Sections 2.09 and 2.16, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.04. Each Swingline Loan shall be an ABR Loan. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Except with respect to Loans made pursuant to paragraph (f) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time; provided that Swingline Loans shall be made as provided in
Section 2.02. The Administrative Agent shall promptly transfer the amounts so received to an account in the name of the Borrower designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

         (f) If an Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) in respect of any L/C Disbursement within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the amount of such L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such amount and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 3:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 1:00 p.m., New York City time, on any day, not later than 12:00 noon, New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to such Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to such Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of such Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to ABR Revolving Loans pursuant to
Section 2.07(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

         SECTION 2.04. Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.03(f), as to which this Section 2.04 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 2:00 p.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 1:00 p.m. New York City time, on the Business Day of a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Tranche A Term Borrowing, a Tranche B Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.03. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR

Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this
Section 2.04 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

         SECTION 2.05. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date, (ii) the principal amount of each Term Loan of such Lender as provided in Section 2.12, and (iii) the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Credit Maturity Date and the first date after such Swingline Loan is made that is the 15th day or last day of a calendar month and is at least three Business Days after such Swingline Loan is made; provided that on each date that a Revolving Credit Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with their terms.

         (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note substantially in the form of the Revolving Loan Note set forth in Exhibit J-1, the Tranche A Term Note set forth in Exhibit J-2 or the Tranche B Term Note set forth in Exhibit J-3, as applicable, payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

         SECTION 2.06. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of each calendar quarter commencing with the first such day after the date hereof (or, if any such day shall not be a Business Day, the next preceding Business Day), and on the date on which the last of the Commitments of such Lender shall expire or be terminated as provided herein (each such day being called a "Fee Payment Date"), a commitment fee (a "Commitment Fee") equal to the Applicable Rate from time to time on the average daily unused amount of the Commitments of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the date on which the last of the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the last of the Commitments of such Lender shall expire or be terminated as provided herein. For the purpose of computing Commitment Fees with respect to Revolving Credit Commitments, a Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and L/C Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

         (b) The Borrower agrees to pay to the Arranger and to the Administrative Agent, for their own accounts, the fees separately agreed upon by the Borrower, the Arranger and the Administrative Agent.

         (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on each Fee Payment Date, a fee (an "L/C Participation Fee") on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to (A) in the case of Letters of Credit that are Non-Financial Letters of Credit, 60% of the Applicable Rate from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section
2.07 and (B) in the case of all other Letters of Credit, such Applicable Rate, and (ii) to each Issuing Bank, (A) on each Fee Payment Date and on the date on which the Letter of Credit Commitment of such Issuing Bank shall be terminated as provided herein and no Letters of Credit of such Issuing Bank shall be outstanding, a fronting fee at such rate per annum as shall be set forth in the Issuing Bank Agreement of such Issuing Bank or as the Borrower and the Issuing Bank may otherwise agree upon from time to time on the undrawn face amount of each outstanding Letter of Credit of such Issuing Bank, and (B) the standard issuance and drawing fees specified from time to time by such Issuing Bank (collectively, the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Banks. Once paid, none of the Fees shall be refundable.

         SECTION 2.07. Interest on Loans. (a) Subject to the provisions of
Section 2.08, the Loans comprising each ABR Borrowing (including each Swingline
Loan) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate in effect for such Loans from time to time.

         (b) Subject to the provisions of Section 2.08, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate in effect for such Loans from time to time.

         (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.08. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder or under any other Loan Document, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.07 plus 2% per annum and (b) in all other cases, at the rate per annum applicable at such time to ABR Loans comprising Tranche B Term Borrowings plus 2% per annum.

         SECTION 2.09. Alternate Rate of Interest. In the event and on each occasion that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar

Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.04 or 2.11 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.10. Termination and Reduction of Commitments. (a) Except as set forth in Section 2.24, the Tranche A Commitments shall automatically terminate at 5:00 p.m., New York City time, on the last day of the Tranche A Availability Period. The Tranche B Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate at 5:00 p.m., New York City time, on the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on July 7, 2000, if the initial Credit Event shall not have occurred by such time.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Tranche A Commitments, the Tranche B Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Tranche A Commitments, the Tranche B Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

         (c) Each reduction in the Tranche A Commitments, the Tranche B Commitments or the Revolving Credit Commitments (except as contemplated by paragraph (e) below) shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the accounts of the Lenders, on the date of each termination or reduction, the Commitment Fees due on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.11. Conversion and Continuation of Borrowings. The Borrower shall have the right (subject to the limitations specified in Section 2.03) at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 2:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 2:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 2:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.03(a) and (b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.17;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                  (vii) no Interest Period may be selected for any Tranche A Term Borrowing or Tranche B Term Borrowing that is a Eurodollar Borrowing that would end later than a Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of
         (A) the Tranche A Term Borrowings or Tranche B Term Borrowings, as the case may be, that are Eurodollar Borrowings with Interest Periods ending on or prior to such Term Loan Repayment Date and (B) the Tranche A Term Borrowings or Tranche B Term Borrowings, as the case may be, that are ABR Borrowings would not be at least equal to the principal amount of Tranche A Term Borrowings or Tranche B Term Borrowings to be paid on such Term Loan Repayment Date; and

                  (viii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan. The foregoing is without prejudice to the other rights and remedies available hereunder upon an Event of Default.

         Each notice pursuant to this Section 2.11 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.11 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.11 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.11 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

         SECTION 2.12. Repayment of Term Borrowings. (a) The Borrower shall pay to the Administrative Agent, for the accounts of the Tranche A Lenders, on each Tranche A Term Loan Repayment Date, a principal amount of the Tranche A Term Loans equal to the percentage of the aggregate principal amount of the Tranche A Term Loans made hereunder prior to the end of the Tranche A Availability Period set forth below opposite the number corresponding to such

Tranche A Term Loan Repayment Date (subject to adjustment from time to time pursuant to Sections 2.13(b) and 2.14(g)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

                Tranche A Term Loan           Percentage
                -------------------           ----------
                   Repayment Date
                   --------------
                       1-4                      5.000%
                       5-8                      5.625%
                       9-12                     6.250%
                      13-16                     8.125%


         (b) The Borrower shall pay to the Administrative Agent, for the accounts of the Tranche B Lenders, on each Tranche B Term Loan Repayment Date, a principal amount of the Tranche B Term Loans equal to the percentage of the Tranche B Term Loans made on the Closing Date set forth below opposite the number corresponding to such Tranche B Term Loan Repayment Date (subject to adjustment from time to time pursuant to Sections 2.13(b) and 2.14(g)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:


                         Tranche B Term Loan           Percentage
                         -------------------           ----------
                           Repayment Date
                           --------------
                               1-24                        0.25%
                              25-28                       23.50%

         (c) To the extent not previously paid, all Tranche A Term Loans and Tranche B Term Loans shall be due and payable on the Tranche A Maturity Date and Tranche B Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

         (d) All repayments pursuant to this Section 2.12 shall be subject to
Section 2.17, but shall otherwise be without premium or penalty.

         SECTION 2.13. Optional Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 12:00 noon, New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000.

         (b) Optional prepayments of Term Borrowings shall be allocated ratably between the then outstanding Tranche A Term Borrowings and Tranche B Term Borrowings and the amounts so allocated shall be applied ratably against the remaining scheduled installments of principal due in respect of the Tranche A Term Borrowings and Tranche B Term Borrowings, respectively, under Section 2.12(a) and (b).

         (c) Each notice of a prepayment under this Section shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments of Borrowings under this Section shall be subject to Section 2.17, but otherwise without premium or penalty. All prepayments under this Section shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         SECTION 2.14. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall repay or prepay all the outstanding Revolving Credit Borrowings on the date of such termination. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Total Revolving Credit Commitment after giving effect to such reduction or termination would be less than the Aggregate Revolving Credit Exposure at the time, the Borrower shall, on the date of such reduction or termination, repay or prepay Revolving Credit Borrowings in an amount sufficient to eliminate such deficiency.

         (b) Not later than the date 20 Business Days after the completion of any Asset Sale (or any earlier date on which the Borrower shall have determined not to reinvest the Net Cash Proceeds thereof as contemplated by the definition of "Net Cash Proceeds" in Section 1.01), the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans.

         (c) Not later than the Business Day following the receipt by the Borrower or any Subsidiary of Net Cash Proceeds from any Equity Issuance, the Borrower shall apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans; provided that so long as at least 75% of the Net Cash Proceeds of any Equity Issuance shall be used to prepay Term Loans, or to prepay Revolving Loans with the Revolving Credit Commitments being simultaneously reduced by the amount of such prepayment, the Borrower may apply the lesser of
(1) the remaining Net Cash Proceeds of such Equity Issuance and (2) the amount by which $75,000,000 exceeds the aggregate amount of all Net Cash Proceeds of Equity Issuances that have previously been so applied, to prepay Revolving Loans without any corresponding reduction of the Revolving Credit Commitments.

         (d) Not later than the earlier of (i) the date 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending November 30, 2000, and (ii) the date on which the financial statements with respect to such fiscal year are delivered pursuant to Section 5.03(a), the Borrower shall prepay outstanding Term Loans in an aggregate principal amount equal to 50% of Excess Cash Flow for such fiscal year.

         (e) In the event that the Borrower or any Subsidiary shall receive Net Cash Proceeds from the incurrence or disposition of any Indebtedness (other than Indebtedness permitted under clauses (a) through (n) of Section 6.01), the Borrower shall, as promptly as practicable and in any event not later than the Business Day following the receipt of such Net Cash Proceeds, apply 100% of such Net Cash Proceeds to prepay outstanding Term Loans; provided that if the Borrower or any Subsidiary shall receive Net Cash Proceeds from the incurrence or disposition of any Subordinated Indebtedness, and if the Consolidated Leverage Ratio at the end of and for the most recent period of four fiscal quarters for which financial statements have been delivered under Section 5.03(a) or (b), as applicable, giving pro forma effect to the incurrence or disposition of such Subordinated Indebtedness and the application of the proceeds thereof as if they had occurred at the beginning of such period, would be less than 2.00 to 1.00, the Borrower shall be required to apply only 50% of the Net Cash Proceeds of such incurrence or disposition as contemplated above.

         (f) In the event the Borrower shall receive or hold Net Cash Proceeds from any Asset Sale, Equity Issuance or incurrence or disposition of Indebtedness or other amounts that would, if not applied to the prepayment of senior Indebtedness or to purchase assets, be required to be applied to prepay, redeem, repurchase or defease any Indebtedness that is subordinated in right of payment to any of the Obligations, and if the Borrower shall not apply such Net Cash Proceeds to the voluntary prepayment of the Loans or to purchase assets, in either case in such manner as to avoid the requirement that subordinated Indebtedness be so prepaid, redeemed, repurchased or defeased, the Borrower shall, prior to the date on which such Net Cash Proceeds or other amounts would be required to be applied to prepay, redeem, repurchase or defease any such subordinated Indebtedness, apply an amount equal to 100% of such Net Cash Proceeds or such other amounts to prepay outstanding Term Loans in accordance with paragraph (i) below or, after the Term Loans shall have been prepaid in full, to prepay Revolving Loans or Swingline Loans or, if no such Loans are outstanding, to cash collateralize Letters of Credit.

         (g) Mandatory prepayments of Term Loans shall, subject to paragraph (j) below, be allocated ratably between the then outstanding Tranche A Term Borrowings and Tranche B Term Borrowings and the amounts so allocated shall be applied ratably against the remaining scheduled installments of principal due in respect of the Tranche A Term Borrowings and Tranche B Term Borrowings, respectively, under Section 2.12(a) and (b).

         (h) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the Type and principal amount of each Loan (or portion thereof) to be prepaid. All prepayments under this
Section 2.14 shall be subject to Section 2.17, but shall otherwise be without premium or penalty.

         (i) Amounts to be applied pursuant to this Section to the prepayment of Loans of any class shall be applied first to reduce outstanding ABR Loans of such class and then to prepay Eurodollar Loans of such class. In the event the amount of any prepayment of Loans of any class required to be made pursuant to this Section shall exceed the aggregate principal amount of the ABR Loans of such class outstanding (the amount of any such excess being called the "Excess Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding ABR Loans of such class and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans at the ends of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Collateral Agent in Specified Investments maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay Eurodollar Loans; any interest earned on such Specified Investments will be for the account of the Borrower, and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Specified Investment to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

         (j) Any Tranche B Lender may elect, by notice to the Administrative Agent in writing (or by telephone or telecopy promptly confirmed in writing) at least one Business Day prior to any prepayment of Tranche B Term Loans required to be made by the Borrower for the account of such Lender pursuant to this Section, to cause all or a portion of such prepayment to be applied instead to prepay Tranche A Term Loans in accordance with paragraph (g) above (and any prepayment or portion thereof as to which such an election is made shall be so applied); provided that no Tranche B Lender shall be entitled to make such election to the extent that at the time thereof the portion of the prepayment as to which such elections are made exceeds the outstanding amount of the Tranche A Term Loans (and the elections of Tranche B Lenders shall be reduced, ratably in accordance with the respective amounts as to which such elections shall have been made by the electing Tranche B Lenders, to the extent required by this proviso).

         (k) Notwithstanding anything to the contrary set forth in this Section 2.14, no prepayment shall be required under any provision of this Section 2.14 if at the time a prepayment would otherwise be required (i) the Borrower's senior, unsecured, non-credit-enhanced, long-term Indebtedness for borrowed money shall be rated BBB- or better by S&P and Baa3 or better by Moody's or (ii) the Consolidated Leverage Ratio as of the end of the most recent fiscal quarter for which financial statements have been delivered under Section 5.03(a) or (b) shall be less than 2.00 to 1.00.

         SECTION 2.15. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender or Issuing Bank by the jurisdiction in which such Lender or Issuing Bank has its principal office or applicable lending office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank of making or maintaining any Eurodollar Loan or of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or Issuing Bank to be material, then the Borrower will pay to such Lender or Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender or Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or Issuing Bank or any Lender's or Issuing Bank's holding company with any request or directive issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or Issuing Bank's capital or on the capital of such Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or Issuing Bank's policies and the policies of such Lender's or Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender's or Issuing Bank's holding company for any such reduction suffered.

         (c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b), together with supporting documentation or computations, above shall be delivered to the Borrower and shall be conclusive absent manifest error; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date on which such Lender or Issuing Bank notifies the Borrower in writing of the change giving rise thereto and of its intention to claim compensation therefor; provided further, that if the change giving rise to such increased costs or reductions shall be retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. The Borrower shall pay such Lender or Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or Issuing Bank's right to demand such compensation. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         SECTION 2.16. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

                  (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or, for such duration, be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.16, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.17. Indemnity. The Borrower shall indemnify each Lender against any loss that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor (including by reason of any assignment pursuant to Section 2.22(a)), (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.11) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.17, together with supporting documentation or computations, shall be delivered to the Borrower and shall be conclusive absent manifest error.

         SECTION 2.18. Pro Rata Treatment. Except as required under Sections
2.14 and 2.16, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans), and the Borrower and the Lenders agree to take all such actions as shall be necessary to give effect to such requirement. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.19. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law, or by any other means, obtain payment, voluntary or involuntary, in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and participations in L/C Disbursements and Swingline Loans shall be proportionately less than the unpaid principal portion of the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and participations in L/C Disbursements and Swingline Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or L/C Exposure or Swingline Exposure, as the case may be, of such other Lender, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate unpaid principal amount of the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans and L/C Exposure and Swingline Exposure and participations in Tranche A Term Loans, Tranche B Term Loans, Revolving Loans and L/C Exposure and Swingline Exposure held by the Lenders; provided, however, that (i) if any such participations are purchased pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such participations shall be rescinded to the extent of such recovery and the purchase price restored without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any of the Subsidiaries or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Term Loan, Revolving Loan, L/C Disbursement or Swingline Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason of such participation as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 2.20. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment (other than (i) payments to be made directly to the Issuing Banks or the Swingline Lender as expressly provided herein and (ii) payments pursuant to Sections 2.15, 2.17, 2.21 and 9.05 or pursuant to other Loan Documents, which shall be made directly to the persons entitled thereto) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, New York 10010, or as otherwise directed.

     (b) The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed L/C Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties.

     SECTION 2.21. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any Indemnified Taxes or Other Taxes incurred more than 180 days prior to the date on which such Lender or Issuing Bank notifies the Borrower in writing of the change giving rise thereto and of its intention to claim compensation therefor; provided further, that if the change giving rise to such Indemnified Taxes or Other Taxes shall be retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     SECTION 2.22. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.15, (ii) any Lender or Issuing Bank delivers a notice described in Section 2.16, (iii) the Borrower is required to pay any amount to any Lender or Issuing Bank or any Governmental Authority on account of any Lender or Issuing Bank pursuant to Section 2.21 or
(iv) any Lender shall have declined, or shall be deemed to have declined, to extend its Revolving Credit Commitment pursuant to Section 2.10(d), the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or Issuing Bank and the Administrative Agent, require such Lender or Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee designated by the Borrower that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (w) such assignment will result in a reduction in the claim for compensation under Section 2.15 or in the withdrawal of the notice under Section 2.16 or in the reduction of payments under Section 2.21, as the case may be, (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or Issuing Bank hereunder (including any amounts under Section 2.15 and Section 2.21); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or Issuing Bank's claim for compensation under
Section 2.15 or notice under Section 2.16 or the amounts paid pursuant to
Section 2.21, as the case may be, cease to cause such Lender or Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in
Section 2.16, or cease to result in amounts being payable under Section 2.21, as the case may be (including as a result of any action taken by such Lender or Issuing Bank pursuant to paragraph (b) below), or if such Lender or Issuing Bank shall waive its right to claim further compensation under Section 2.15 in respect of such circumstances or event or shall withdraw its notice under
Section 2.16 or shall waive its right to further payments under Section 2.21 in respect of such circumstances or event, as the case may be, then such Lender or Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

     (b) If (i) any Lender or Issuing Bank requests compensation under Section 2.15, (ii) any Lender or Issuing Bank delivers a notice described in Section
2.16 or (iii) the Borrower is required to pay any amount to any Lender or Issuing Bank or any Governmental Authority on account of any Lender or Issuing Bank pursuant to Section 2.21, then such Lender or Issuing Bank shall use reasonable efforts (which shall not require such Lender or Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action materially inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.15 or enable it to withdraw its notice pursuant to Section 2.16 or would reduce amounts payable pursuant to Section 2.21, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Issuing Bank in connection with any such filing or assignment, delegation and transfer.

     SECTION 2.23. Letters of Credit. (a) General. The Borrower may request the Issuing Banks to issue Letters of Credit for its own account, at any time and from time to time while the Revolving Credit Commitments remain in effect (but not after the date that is five Business Days prior to the Revolving Credit Maturity Date), to support obligations (other than trade payables) incurred by the Borrower and the Subsidiaries in the ordinary course of their businesses. Each Letter of Credit will be in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank. The Borrower shall not request the issuance of, and this Section shall not be construed to impose an obligation upon any Issuing Bank to issue, any Letter of Credit (i) that is inconsistent with the terms and conditions of this Agreement or (ii) that would result in (A) an Issuing Bank having Letters of Credit in an aggregate amount at any time outstanding in excess of such Issuing Bank's L/C Commitment, (B) the aggregate amount of the Letters of Credit at any time outstanding exceeding the aggregate L/C Commitment or (C) the aggregate Revolving Credit Exposures exceeding the Total Revolving Credit Commitment. The provisions of this Section shall apply equally to Letters of Credit issued hereunder and to the Existing Letters of Credit.

     (b) Notice of Issuance; Certain Conditions. In order to request the issuance of a Letter of Credit, the Borrower shall hand deliver or telecopy to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance) a notice requesting the issuance of a Letter of Credit and setting forth the date of issuance, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Each Issuing Bank shall promptly (i) notify the Administrative Agent of the amount and expiry date of each Letter of Credit issued by it and (ii) provide a copy of each such Letter of Credit to the Administrative Agent.

     (c) Expiration Date. Each Letter of Credit that is a Non-Financial Letter of Credit shall expire not later than the close of business on the date that is five Business Days prior to the Revolving Credit Maturity Date; provided that
                                                                --------
there shall not be outstanding at any date more than $250,000,000 in aggregate stated amount of Non-Financial Letters of Credit expiring more than three years after such date. Each Letter of Credit other than a Non-Financial Letter of Credit shall expire not later than the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date.

     (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby irrevocably, absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, promptly after the receipt of a demand from such Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower forthwith on the date due, all as provided in Section 2.03(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is irrevocable, absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, such Issuing Bank will promptly notify the Administrative Agent and the Borrower of the details thereof, and the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 10:00 a.m., New York City time, on the Business Day immediately following the Business Day on which the Borrower shall have received notice from such Issuing Bank that payment of such draft has been or will be made.

     (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

               (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

               (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

               (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, such Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

               (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) payment by such Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

               (vi) any other act, or omission to act, or delay of any kind of such Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, and make payment under such Letter of Credit, unless, in the Issuing Bank's judgment, it has received information that proves any such documents to be forged or fraudulent; provided that the Issuing Bank shall not be liable in any respect for any error made as a result of, or damages resulting from, the exercise of its judgment with regard to any such documents if such judgment is made in good faith. The parties hereto expressly agree that (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in substantial compliance with the terms of a Letter of Credit, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged, fraudulent or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank.

     (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

     (h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue on the related ABR Loans deemed made pursuant to Section 2.03(f), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

     (i) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Specified Investments, which investments shall be made by the Collateral Agent if in its judgment such deposits will not be required for distribution to the Lenders or Issuing Banks hereunder prior to the maturity of such investments (and any losses on which investments shall be for the account of the Borrower), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Banks for L/C Disbursements for which they have not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

     (j) Resignation or Removal of Issuing Banks. An Issuing Bank may resign at any time by giving 90 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to such Issuing Bank, the Administrative Agent and the Lenders. At the time such removal or resignation shall become effective, the Borrower shall pay all fees accrued for the account of such Issuing Bank pursuant to Section 2.06(c)(ii) and not yet paid fees. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

     (k) Designation of Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent and the Lenders designate one or more Lenders as additional Issuing Banks. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an "Issuing Bank Agreement"), which shall be in a form satisfactory to the Borrower and the Administrative Agent, shall set forth the L/C Commitment and Issuing Bank Fees of such Lender and shall be executed by such Lender, the Borrower and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to include such Lender in its capacity as an Issuing Bank.

     SECTION 2.24. Increase in Commitments. (a) If the Borrower shall have terminated all or a portion of the Tranche A Commitments and repaid all or a portion of the outstanding Tranche A Term Loans prior to or simultaneously with the consummation of any Commitment increase pursuant to this Section, the Borrower may, by written notice to the Administrative Agent executed by the Borrower and one or more banks or other financial institutions (any such bank or other financial institution referred to in this clause (a) being called an "Augmenting Lender"), which may include any Lender, (i) at any time during the Tranche A Availability Period, cause the Tranche A Commitments of the Augmenting Lenders to be increased (or cause Tranche A Commitments to be extended by the Augmenting Lenders, as the case may be) and/or (ii) at any time prior to the Revolving Credit Maturity Date, cause the Revolving Credit Commitments of the Augmenting Lenders to be increased (or cause Revolving Credit Commitments to be extended by the Augmenting Lenders, as the case may be), in each case in an amount for each Augmenting Lender set forth in such notice and not less than $5,000,000; provided, that the total amount by which the Commitments may be
            --------
increased pursuant to this Section shall be limited to the aggregate amount by which the Tranche A Commitments shall have been reduced and the Tranche A Term Loans repaid; provided further, that each Augmenting Lender, if not already a
              -------- -------
Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall specify to evidence its Commitment and its status as a Lender hereunder. Increases and new Commitments created pursuant to this clause (a) shall become effective on the date specified in the notice delivered pursuant to this paragraph. Each existing Lender whose Commitment is not increased pursuant to this Section is hereby referred to as a "Non-Increasing Lender". Notwithstanding the foregoing, no increase in the total Commitments (or in the Commitment of any Lender) shall become effective under this paragraph unless, (i) on the date of such increase, the conditions set forth in Section 4.01 shall be satisfied (with all references in such paragraphs to a Credit Event being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, and
(ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Closing Date under clauses (a) and (b) of Section 4.02 as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase.

     (b) On the effective date (the "Increase Effective Date") of any increase in the Tranche A Commitments or the Revolving Credit Commitments pursuant to paragraph (a) above (a "Commitment Increase"), (i) the aggregate principal amount of the Tranche A Term Loans or Revolving Loans, as the case may be, outstanding (the "Initial

Loans") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid, (ii) each Augmenting Lender that shall have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between
(A) the product of (1) such Tranche A Term Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, (iii) each Augmenting Lender that shall not have been a Lender prior to the Commitment Increase shall pay to Administrative Agent in same day funds an amount equal to the product of (1) such Augmenting Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, and (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the difference between (A) the product of
(1) such Non-Increasing Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, and (B) the product of (1) such Non-Increasing Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, (v) after the effectiveness of the Commitment Increase, the Borrower shall be deemed to have made new Tranche A Term Borrowings or Revolving Borrowings, as the case may be (the "Subsequent Borrowings"), in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.04, (vi) each Non-Increasing Lender and each Augmenting Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (calculated after giving effect to the Commitment Increase) and (vii) the Borrower shall pay each Augmenting Lender that shall have been a Lender prior to the Commitment Increase and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurodollar Loan shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.17 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto.


                                  ARTICLE III

                        Representations and Warranties

     The Borrower represents and warrants to the Administrative Agent, each Issuing Bank and each of the Lenders that:

     SECTION 3.01. Organization; Powers. The Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and all requisite licenses and permits from Governmental Authorities, to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has all requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

     SECTION 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate, partnership or company and, if required, stockholder, partner or member action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any of the Subsidiaries, (B) any order of any Governmental Authority or (C) any provision of any indenture, or any material agreement or other material instrument, to which the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, material agreement or other material instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any of the Subsidiaries (other than any Lien created hereunder or under the Security Documents).

     SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, enforceable against the Borrower or such Loan Party in accordance with its terms (subject as to enforceability to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity).

     SECTION 3.04. Governmental Approvals. (a) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions except for
(i) the filing of Uniform Commercial Code financing statements or similar filings, filings pursuant to the Assignment of Claims Act and filings with the United States Patent and Trademark Office and the United States Copyright Office, (ii) recordation of the Mortgages and (iii) such as have been made or obtained and are in full force and effect.

     (b) No currently effective notice of suspension, debarment or termination for default has been received by the Borrower or any Designated Subsidiary and no currently effective cure notice (other than any immaterial cure notice under any General Services Administration contract) has been received by the Borrower or any Designated Subsidiary in connection with any Government Contract, or other contract, with a value in excess of $10,000,000 pursuant to which the Borrower or any Designated Subsidiary is directly or indirectly acting as a subcontractor under or in connection with a Government Contract with a value in excess of $10,000,000. All Government Contracts to which the Borrower or any Designated Subsidiary is party that as of the date hereof have a value in excess of $1,000,000 are listed on Schedule 3.04, and all documentation necessary for compliance with the Assignment of Claims Act has been executed and delivered by the Borrower and each Designated Subsidiary, as applicable, with respect to each Government Contract for which Assignment of Claims Act perfection is currently required under the Collateral and Guarantee Requirement.

     SECTION 3.05. Financial Statements. (a) The Borrower has heretofore delivered to the Lenders (i) consolidated balance sheets and statements of operations, stockholders' equity and cash flows of the Borrower (A) as of the end of and for each fiscal year in the three-fiscal-year period ended December
3, 1999, audited by PricewaterhouseCoopers LLP, independent public accountants,
(B) as of the end of and for the fiscal quarter ended March 3, 2000, certified by a Financial Officer of the Borrower, and (C) as of the end of and for each month ended after March 3, 2000, and on or before the 30th day prior to the Closing Date, certified by a Financial Officer of the Borrower, and (ii) consolidated balance sheets and statements of operations, parent company investment and cash flows of the Acquired Business (A) as of the end of and for each fiscal year in the three-fiscal-year period ended December 31, 1999, audited by PricewaterhouseCoopers LLP, independent public accountants, (B) as of the end of and for the fiscal quarter ended March 31, 2000, and (C) as of the end of and for each month ended after March 31, 2000, and on or before the 30th day prior to the Closing Date. Such financial statements present fairly the financial condition and results of operations and cash flows of the
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                                                                              45

Borrower and its consolidated subsidiaries and, to the best knowledge of the Borrower, the Acquired Business as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated subsidiaries and, to the best knowledge of the Borrower, the Acquired Business as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

     (b) The Borrower has heretofore delivered to the Lenders (i) its unaudited pro forma combined consolidated statement of operations for the 12-month period ended March 3, 2000, and (ii) its unaudited pro forma combined consolidated balance sheet as of March 3, 2000, in each case based on the Borrower's financial statements as of the end of and for the period of four fiscal quarters ended March 3, 2000, and the financial statements with respect to the Acquired Business for the four quarter period ended April 4, 2000 and prepared giving effect to the Closing Date Transactions as if they had occurred on each such date and at the beginning of each such period. Such financial statements (i) (other than the financial statements with respect to the Acquired Business) have been prepared in good faith by the Borrower and its subsidiaries, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrower and its subsidiaries to be reasonable), (ii) are based on the best information available to the Borrower and its subsidiaries as of the date of delivery thereof, and (iii) accurately reflect all adjustments required to be made to give effect to the Closing Date Transactions, and present fairly on a pro forma basis the consolidated financial condition and results of operations of the Borrower, its consolidated subsidiaries and to the best knowledge of the Borrower, the Acquired Business, as of the dates and for the periods set forth therein, assuming that the Closing Date Transactions had actually occurred at such dates and at the beginnings of such periods.

     (c) All financial statements, historical or pro forma, referred to in paragraphs (a) and (b) above have been prepared in accordance with GAAP and comply with the requirements of Regulation S-X of the Securities and Exchange Commission for inclusion in a registration statement for a public offering registered under the Securities Act of 1933 and may include adjustments in compliance with such Regulation S-X that will be duly footnoted and are reasonably acceptable to the Administrative Agent.

     SECTION 3.06. No Material Adverse Change. Since March 3, 2000, there has occurred or become known to the Borrower no event, condition or change in or affecting the Borrower and its subsidiaries, and since March 31, 2000, there has occurred or become known to the Borrower no event, condition or change in or affecting the Acquired Business, that, individually or in the aggregate with other such events, conditions or changes, has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.07. Title to Properties; Possession Under Leases. (a) The Borrower and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including the Collateral and Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02, and no material portion of any Mortgaged Property is subject to any lease, license, sublease or other agreement granting to any person any right to use, occupy or enjoy the same, except as set forth on
Schedule 3.07(a).

     (b) The Borrower and each Subsidiary has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect and the Borrower and each Subsidiary enjoys peaceful and undisturbed possession under all such material leases to which it is a party.

     (c) The Borrower has not received any notice of, and has no knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation.

     (d) Neither the Borrower nor any Subsidiary is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

     SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date, after giving effect to the Acquisition, a list of all Subsidiaries, setting forth for each Subsidiary the jurisdiction of its organization, a description of each class of its Equity Interests and the ownership interest of the Borrower and each other Subsidiary therein. The Equity Interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the persons indicated on such Schedule, free and clear of all Liens, other than those created under the Security Documents.

     SECTION 3.09.  Litigation; Compliance with Laws. (a) Except as set forth on
Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, the Acquired Business or any of the Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or
(ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (b) The Borrower and each Subsidiary is in compliance with all laws, regulations, consent decrees and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 3.10. Agreements. Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11. Federal Reserve Regulations. (a) Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the regulations of the Board, including Regulation U or X. The Borrower and the Subsidiaries will at no time acquire or hold any Margin Stock that is required under the terms of this Agreement to be pledged to the Collateral Agent unless the Borrower shall have delivered to the Administrative Agent evidence (including, if the Administrative Agent shall so request, a duly completed and executed Form FRU-1) demonstrating to the satisfaction of the Administrative Agent that the credit extended hereunder will not violate Regulation U.

     SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.13. Use of Proceeds. The proceeds of the Loans and the Letters of Credit will be used only for the purposes specified in the preamble to this Agreement.

     SECTION 3.14. Tax Returns. The Borrower and each Subsidiary has timely filed or caused to be filed all Federal, state, local and foreign income tax returns and all other material Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

     SECTION 3.15. No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other financial statement, certificate or other written information furnished by or on behalf of the Borrower or the Subsidiaries to the Administrative Agent (in its capacity as such) or its Affiliates or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, in each case as supplemented by the Borrower or any Subsidiary, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such financial statement, certificate or other written information was based upon or constituted a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule; provided further that to the extent any financial statement, certificate or other written information referred to above consists of or was prepared in reliance on information furnished by the Seller, the foregoing representation is made only to the best knowledge of the Borrower.

     SECTION 3.16. Employee Benefit Plans. Each of the Borrower and each ERISA Affiliate is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except for any such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events, could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the actuarial present value of all benefit liabilities under each Plan (based on those actuarial assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto for which a valuation is available, exceed the fair market value of the assets of such Plan by more than $15,000,000, and the present value of all benefit liabilities of all underfunded Plans (based on those actuarial assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto for which a valuation is available, exceed the fair market value of the assets of all such underfunded Plans by more than $35,000,000.

     SECTION 3.17. Environmental Matters. Except as set forth in the Borrower's Annual Report on Form 10-K for the fiscal year ended December 3, 1999 or its Quarterly Report on Form 10-Q for the fiscal quarter ended March 3, 2000, or Raytheon's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, or its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, or on Schedule 3.17:

     (a) The properties owned, leased or operated (other than with respect to the performance of Remedial Actions in the ordinary course of business) by the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, (ii) require Remedial Action under, or (iii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

     (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last five years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

     (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

     (d) Neither the Borrower nor any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrower or the Subsidiaries have reason to believe that any such Environmental Claim is being threatened; and

     (e) Neither the Borrower nor any of the Subsidiaries has generated or transported Hazardous Materials from the Properties, in any case in a manner that could give rise to liability under any Environmental Law, nor have the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation or transportation of Hazardous Materials, which generation or transportation, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.18. Insurance. Schedule 3.18 sets forth a complete and correct summary description of all insurance maintained by the Borrower or the Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

     SECTION 3.19. Security Documents. (a) Subject to the provisions of Section 9.17, each Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in such Pledge Agreement), and when such Collateral is delivered to the Collateral Agent such Pledge Agreement will constitute a fully perfected first priority Lien on and security interest in all right, title and interest of each pledgor thereunder in such Collateral, in each case prior and superior in right to any other person.

     (b) Subject to the provisions of Section 9.17, each Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in such Security Agreement), and when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, such Security Agreement will constitute a fully perfected Lien on and security interest in all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by
Section 6.02.

     (c) Subject to the provisions of Section 9.17, when a Security Agreement (or an appropriate memorandum of security agreement) is filed in the United States Patent and Trademark Office and the United States Copyright Office, such Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in such Security Agreement), in each case prior and superior in right to any other person.

     (d) Subject to the provisions of Section 9.17, the Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all the Loan Parties' right, title and interest in and to the Mortgaged Properties and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(d), the Mortgages will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

     (e) On the Closing Date, after giving effect to the Closing Date Transactions, and at all times thereafter, the Collateral and Guarantee Requirement will have been satisfied.
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                                                                              49


     SECTION 3.20. Intellectual Property. The Borrower and each Subsidiary owns, or is licensed to use, all patents, trademarks, tradenames, service marks, copyrights, technology, know-how and processes (together with all applications therefor and licenses granting rights therein, "Intellectual Property") necessary for the conduct of its business as currently conducted, except for those the failure to own or be licensed to use which could not reasonably be expected to result in a Material Adverse Effect. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of, and no Intellectual Property of the Borrower or any of its Subsidiaries is being infringed upon by, any Person, and no claim is pending or threatened challenging the use or the validity of any Intellectual Property of the Borrower or any Subsidiary, except for infringements and claims that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.21. Location of Real Property and Leased Premises. (a) Schedule 3.21(a) lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof (other than any property with a fair market value of less than $100,000). The Borrower and the Subsidiaries own in fee all the real property set forth on Schedule 3.21(a).

     (b) Schedule 3.21(b) lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof (other than properties that in the aggregate are not material to any business or operations of the Borrower and the Subsidiaries). The Borrower and the Subsidiaries have valid leases in all the real property set forth on
Schedule 3.21(b).

     SECTION 3.22. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any of the Subsidiaries pending or, to the knowledge of the Borrower or any of the Subsidiaries, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any of the Subsidiaries, or for which any claim may be made against the Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or the applicable Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of the Subsidiaries is bound.

     SECTION 3.23. Solvency. Immediately after the consummation of the Closing Date Transactions, (i) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay its probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

     SECTION 3.24. Purchase Agreement. The representations and warranties of the Borrower and, to the knowledge of the Borrower, the Seller, set forth in the Purchase Agreement are true and correct as of the date hereof in all material respects.

                                  ARTICLE IV

                                  Conditions

     The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

     SECTION 4.01. All Credit Events. On the date of each Borrowing and on the date of each issuance of a Letter of Credit (each such event being called a "Credit Event"):

     (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.04 or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.23(b).

     (b) The representations and warranties set forth in Article III shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) The Borrower and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

     Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the satisfaction of the conditions set forth in paragraphs (b) and (c) of this Section. In the case of the Credit Events occurring on the Closing Date, the conditions set forth in paragraphs (b) and (c) of this Section shall be construed giving effect to the Acquisition and the other Closing Date Transactions.

     SECTION 4.02. Initial Credit Event. On the Closing Date:

     (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Banks, favorable written opinions of (i) Richard D. Parry, Esq., Vice President and General Counsel of the Borrower, substantially to the effect set forth in Exhibit H-1, (ii) Jones Day Reavis & Pogue, special counsel for the Borrower and the Subsidiaries, substantially to the effect set forth in Exhibit H-2 and (iii) local counsel for the Borrower and the Subsidiaries satisfactory to the Administrative Agent in each jurisdiction specified by the Administrative Agent, in form satisfactory to the Administrative Agent, in each case dated the Closing Date, addressed to the Administrative Agent, the Lenders and the Issuing Banks and covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby requests such counsel to deliver such opinions.

     (b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or analogous organizational documents, including all amendments thereto, of each Loan Party, certified (if of a type normally so certified) as of a recent date by the Secretary of State or comparable official of the state or other jurisdiction of its organization, and, except with respect to jurisdictions that do not issue such certificates for persons organized in the manner of such Loan Party, a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State or other official; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or analogous document of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and,
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                                                                              51

in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect,
(C) that the certificate or articles of incorporation or analogous organizational documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certified copy thereof furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Banks or the Administrative Agent may reasonably request.

     (c) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of
Section 4.01.

     (d) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced in reasonable detail, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

     (e) The Acquisition shall have been, or shall substantially simultaneously with the initial Credit Event be, consummated in accordance with the Purchase Agreement and applicable law, without any amendment to or waiver by the Borrower of any material terms or conditions of the Purchase Agreement not approved by the Administrative Agent. The Administrative Agent shall have received executed copies of the Purchase Agreement and all certificates, opinions and other documents delivered in connection therewith, all certified by a Financial Officer as complete and correct.

     (f) the Borrower shall have received gross cash proceeds of not less than $275,000,000 from the issuance of Senior Notes. The Administrative Agent shall have received copies of the Senior Note Documents certified by a Financial Officer of the Borrower as complete and correct.

     (g) The terms on which the Closing Date Transactions shall have been completed and the capitalization (including Indebtedness) of the Borrower and the Subsidiaries after giving effect to the Closing Date Transactions shall be consistent in all material respects with the pro forma financial statements and projections provided to the Lenders prior to the date hereof. The Existing Credit Facility shall have been or shall simultaneously be repaid in full, and all agreements and instruments evidencing or governing Indebtedness thereunder and all lending or other commitments thereunder shall have been terminated and all Liens securing such Indebtedness shall have been released, and the Administrative Agent shall have received such evidence as it shall reasonably have requested as to the satisfaction of such conditions. After giving effect to the Closing Date Transactions, neither the Borrower nor any Subsidiary shall have outstanding any Indebtedness or preferred stock (or similar Equity Interests), or any material contingent obligations, other than (A) the Loans,
(B) Senior Notes in an aggregate principal amount that when taken together with the aggregate principal amount of the Loans borrowed on the Closing Date shall not be greater than $700,000,000, (C) other Indebtedness and contingent obligations set forth in Schedule 6.01 or expressly disclosed in the audited consolidated financial statements of the Borrower as of December 3, 1999 (including the footnotes thereto), or the audited consolidated financial statements of the Acquired Business as of December 31, 1999 (including the footnotes thereto), and (D) surety bonds and Non-Financial Letters of Credit issued in the ordinary course of business.

     (h) The Collateral and Guarantee Requirement shall be satisfied, and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower to that effect.

     (i) The Collateral Agent shall have received a Perfection Certificate dated the Closing Date and duly executed by a Responsible Officer of the Borrower and the Collateral Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive offices of such persons are located, any offices of such persons in which records have been kept relating to accounts receivable and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to clause (b) of the definition of "Collateral and Guarantee Requirement", together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) are permitted under Section 6.02 or have been released. The Collateral Agent shall have received all information required for the proper assignment under the Assignment of Claims Act of all Government Contracts required to be assigned in order for the Collateral and Guarantee Requirement to be satisfied.

     (j) All requisite Governmental Authorities and material third parties shall have approved or consented to the Transactions and the other transactions contemplated in connection therewith to the extent required to permit the Borrower and the other relevant parties to effectuate such transactions and to permit the Borrower and the Lenders to receive substantially the benefits intended to result therefrom, all applicable appeal periods shall have expired and there shall be no action by any Governmental Authority, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated in connection therewith.

     (k) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.


                                   ARTICLE V

                             Affirmative Covenants

     The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled, have expired or have been otherwise provided for in a manner approved in writing by the Administrative Agent and the applicable Issuing Banks and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to:

     SECTION 5.01. Existence; Businesses and Properties, Insurance. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of any Subsidiary, as otherwise permitted under Section 6.05.

     (b) Do or cause to be done all things reasonably necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; and maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

     SECTION 5.02. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or the relevant Subsidiary, as the case may be, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of Mortgaged Property, there is no material risk of forfeiture of such property.

     SECTION 5.03. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent (and the Administrative Agent shall then furnish to each Lender):

          (a) within 90 days after the end of each fiscal year, consolidated balance sheets and related statements of operations, cash flows and stockholders' equity showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such subsidiaries during such year and the immediately preceding year, all audited by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders, and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, consolidated balance sheets and related statements of operations, cash flows and stockholders' equity showing the financial condition of the Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year and during the corresponding periods in the immediately preceding fiscal year, all certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations)
     (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the financial covenants contained in Article VI and (iii) identifying the Determination Date associated with the delivery of such financial statements;

          (d) concurrently with each delivery of financial statements under paragraph (a) above beginning with the financial statements for the fiscal year ending November 30, 2000, a certificate of a Financial Officer (i) certifying that at the date of such certificate the Collateral and Guarantee Requirement is satisfied and (ii) setting forth in form and detail satisfactory to the Administrative Agent a calculation of Excess Cash Flow for the fiscal year to which such statements relate;

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of the Subsidiaries with the Securities and Exchange Commission (other than filings relating solely to benefit plans and employee compensation), or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange;

          (f) not later than the anniversary of the date of this Agreement in each year (or any earlier date on which the Borrower's Board of Directors shall have approved the same), (i) an annual business plan for the succeeding fiscal year and (ii) updated projections for the five-year period commencing with the next succeeding fiscal year; and

          (g) promptly, from time to time, such other information regarding the business, operations and condition (financial or otherwise) of the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request.

     SECTION 5.04. Litigation and Other Notices. Furnish to the Administrative Agent (and the Administrative Agent shall then furnish to each Lender) prompt written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

          (c) the loss, suspension or material impairment of any material license, approval, certification or authorization granted by any Governmental Authority; and

          (d) any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 5.05. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible, and in any event within 10 days, after any Responsible Officer of the Borrower or any ERISA Affiliate knows that any ERISA Event has occurred that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in unsatisfied liabilities of the Borrower and/or the Subsidiaries in an aggregate amount exceeding $12,500,000 or requiring payments exceeding $5,000,000 in any calendar year, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower and/or the Subsidiaries propose to take with respect thereto.

     SECTION 5.06. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Subject to the provisions of Section 9.16, each Loan Party will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender through the Administrative Agent to visit and inspect the financial records and the properties of the Borrower or any of the Subsidiaries at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender through the
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                                                                              55

Administrative Agent to discuss the affairs, finances and condition of the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor.

     SECTION 5.07. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

     SECTION 5.08. Compliance with Environmental Laws. (a) Comply, and require all lessees to comply, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that neither the Borrower nor any of the Subsidiaries shall be required to undertake any compliance or Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

     (b) If a Default caused by reason of a breach of Section 3.17 or paragraph
(a) of this 5.08 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report relating to the matters that are the subject of such breach and any matter reasonably related to such breach, prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the estimated cost of any compliance or Remedial Action required to address such breach and any such related matter.

     SECTION 5.09. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust and preparing all documentation relating to filings under the Assignment of Claims Act) as may be required under applicable law, or as the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to cause the Collateral and Guarantee Requirement to be satisfied at all times.

     SECTION 5.10. Hedging Arrangements. The Borrower will ensure that no less than 50% of the Borrower's long-term Indebtedness effectively bears interest at a fixed rate, either by its terms or through the Borrower's entering into, as promptly as practicable and in any event not later than the 180th day following the Closing Date, one or more Hedging Agreements with any of the Lenders or other financial institutions reasonably satisfactory to the Administrative Agent on customary terms reasonably satisfactory to the Administrative Agent.


                                  ARTICLE VI

                              Negative Covenants

     The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled, have expired or have been otherwise provided for in a manner approved in writing by the Administrative Agent and the applicable Issuing Banks and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, it will not, and will not cause or permit any of the Subsidiaries to:

     SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness existing on the date hereof and set forth in Schedule 6.01;

          (b) Indebtedness created hereunder and under the other Loan Documents;

          (c) Senior Notes;

          (d) Guarantees by Subsidiaries of the Senior Notes; provided that (i) each Subsidiary liable under such a Guarantee has also Guaranteed the Obligations pursuant to the Guarantee Agreement, (ii) each such Guarantee is on terms no less favorable to the Lenders than those set forth in the Senior Note Indenture and (iii) each such Guarantee provides for the release of each Subsidiary liable thereunder and the termination of such Guarantee as to such Subsidiary, without action by any party, upon any release of such Subsidiary from its obligations under the Guarantee Agreement;

          (e) Prior to the Closing Date, Indebtedness under the Existing Credit Facility;

          (f) Indebtedness of the Borrower or any Subsidiary to any Subsidiary representing demand or short-term advances by such Subsidiary to the Borrower for cash management purposes;

          (g) other Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided, that (i) in the case of any such Indebtedness owed to the Borrower or any Designated Subsidiary, such Indebtedness is subject to a security interest in favor of the Collateral Agent under a Security Agreement or Pledge Agreement and, if such Indebtedness is evidenced by a promissory note, such promissory note has been delivered to the Collateral Agent, together with an appropriate instrument of assignment, under a Pledge Agreement, (ii) in the case of any such Indebtedness owed to a Subsidiary that is not a Designated Subsidiary in an amount greater than $10,000,000, such Indebtedness is subordinated in bankruptcy to the Obligations on terms satisfactory to the Administrative Agent and (iii) in the case of all such Indebtedness, the loans and advances giving rise thereto are permitted under Section 6.04;

          (h) Indebtedness of the Borrower or any Subsidiary consisting of (i) Capital Lease Obligations in an aggregate amount at any time outstanding not in excess of $50,000,000, (ii) purchase money obligations (including extensions, renewals and replacements thereof) in respect of real property or equipment (including any item of equipment purchased in connection with a particular construction project that the Borrower or a Subsidiary expects to sell to its customer with respect to such project and that, pending such sale, is classified as inventory), in either case incurred in the ordinary course of business after the date hereof and (iii) Non-Recourse Debt of any Subsidiary;

          (i) Indebtedness in respect of letters of credit, performance, bid or surety bonds or completion guarantees provided by the Borrower and the Subsidiaries in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances (but excluding advances to the Borrower or its Subsidiaries in the form of prepayments on contracts) or credit;

          (j) Indebtedness of the Borrower or any Subsidiary under Hedging Agreements entered into pursuant to the requirements of this Agreement or otherwise in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes;

          (k) Indebtedness of any Subsidiary that existed at the time it became a Subsidiary and that was not incurred in contemplation of the acquisition of such Subsidiary;

          (l) other Indebtedness of the Borrower in an aggregate principal amount not exceeding $100,000,000 that matures after the Tranche B Maturity Date, has no amortization, is unsecured and is subordinated to the Obligations on terms approved in writing by the Administrative Agent;

          (m) Indebtedness incurred by Foreign Subsidiaries in the ordinary course of business in an aggregate amount at any time outstanding not in excess of $20,000,000;

          (n) other unsecured Indebtedness of the Borrower in an aggregate principal amount not exceeding $50,000,000;

          (o) other Indebtedness of Permitted Joint Ventures; and

          (p) Indebtedness incurred at a time when the Ratings are BBB-or better by S&P and Baa3 or better by Moody's; provided that at the time of and immediately after giving effect to the incurrence of such Indebtedness no Default of Event of Default shall have occurred and be continuing.

     SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests in any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect thereof, or assign or transfer any such income or revenues or rights in respect thereof, except:

          (a) Liens on property or assets existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall extend only to those assets to which they extend on the date hereof and shall secure only those obligations which they secure on the date hereof;

          (b) any Lien created under the Loan Documents;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of the Subsidiaries; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any of the Subsidiaries;

          (d) Liens, pledges or deposits in connection with workmen's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith deposits in connection with tenders, contracts or leases to which the Borrower or any of the Subsidiaries is a party or other deposits required to be made in the ordinary course of business and not in connection with borrowing money or obtaining advances or credit; provided in each case that the obligation or liability arises in the ordinary course of business and is not overdue, or if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor to the extent required by GAAP;

          (e) inchoate statutory, construction, common carrier's, materialmen's, landlord's, warehousemen's, mechanics', producers' or operator's Liens securing obligations not overdue, or if overdue, being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor to the extent required by GAAP;

          (f) attachment or judgment Liens individually or in the aggregate not in excess of $3,000,000 (exclusive of (i) any amount that is duly bonded to the reasonable satisfaction of the Administrative Agent or (ii) any amount adequately covered by insurance as to which the insurance company has not disclaimed or disputed coverage in writing and has not otherwise failed to pay when due);

          (g) Liens for taxes, assessments or other governmental charges not yet due and payable or being diligently contested in good faith by the Borrower or the applicable Subsidiary by appropriate proceedings; provided that in any such case an adequate reserve is being maintained by the Borrower or such Subsidiary for the payment of same to the extent required by GAAP;

          (h) deposits or pledges of assets to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business;

          (i) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not material in amount and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

          (j) purchase money security interests in real property, improvements thereto or equipment (including any item of equipment purchased in connection with a particular construction project that the Borrower or a Subsidiary expects to sell to its customer with respect to such project and that, pending such sale, is classified as inventory) hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any of the Subsidiaries; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(h), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrower or any of the Subsidiaries;

          (k) the interests of lessors under Capital Leases permitted under
     Section 6.01;

          (l) Liens securing Indebtedness permitted by Section 6.01 in an aggregate amount not greater at any time than $50,000,000 minus the aggregate sale price of the real property, improvements and equipment subject to sale-leaseback transactions at the time in effect and entered into in reliance on clause (b) of Section 6.03;

          (m) Liens on property and assets of Permitted Joint Ventures; and

          (n) Liens securing Indebtedness permitted by clause (iii) of
     Section 6.01(h).

     SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided that the Borrower and the Subsidiaries may enter into such transactions with respect to (a) real property, improvements thereto or equipment (including any item of equipment purchased in connection with a particular construction project that the Borrower or a Subsidiary expects to sell to its customer with respect to such project and that, pending such sale, is classified as inventory) within 180 days after such acquisition (or construction) thereof, (b) items of equipment that, after giving effect to such transactions, are employed at projects other than those at which they were employed prior to such transactions and (c) the Hawker 800 aircraft being acquired as part of the Acquisition and (d) other real property, improvements thereto or equipment the aggregate sale price of which for all such transactions at any time in effect does not exceed $50,000,000 minus the aggregate amount at such time of the Indebtedness secured by Liens permitted under clause (l) of Section 6.02.

     SECTION 6.04. Acquisitions, Investments, Loans, Advances and Guarantees. Directly or indirectly make, retain or have outstanding any interest or investment (whether through purchase of Equity Interests or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other person or assets that are substantial in relation to the Borrower and the Subsidiaries, taken as a whole, or Guarantee any Indebtedness, obligation or liability of any other Person or otherwise enter into any arrangement designed to assure another person against loss or subordinate any claim or demand it may have to the claim or demand of any other person; provided, however, that the foregoing provisions shall not apply to or operate to prevent:

          (a) investments by the Borrower or any Subsidiary in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America; provided that any such obligations shall mature within 15 months from the date the same are acquired by the Borrower or such Subsidiary;

          (b) investments by the Borrower or any Subsidiary in certificates of deposit or time deposits issued by any Lender, or by any United States commercial bank having capital and surplus of not less than $250,000,000 and having a maturity of 15 months or less;

          (c) investments by the Borrower or any Subsidiary in commercial paper maturing 270 days or less from the date of issuance which at the time of acquisition is rated A-2 or better by S&P and P-2 or better by Moody's;

          (d) investments by the Borrower or any Subsidiary in debt securities issued by U.S. corporations or states of the United States maturing within 15 months from the date of acquisition thereof if at the time of acquisition the investment in question has a rating of not less than BBB from S&P and/or Baa2 from Moody's;

          (e) investments by the Borrower or any Subsidiary in preferred stock of any corporation organized under the laws of any state of the United States which is subject to a remarketing undertaking at intervals not exceeding 15 months issued by any substantial broker and which is rated BBB or better by S&P and/or Baa2 or better by Moody's;

          (f) investments existing on the date hereof in the Borrower or any Subsidiary; and additional investments in, loans and advances (to the extent such Indebtedness is permitted under Section 6.01) to and Guarantees of the obligations of Designated Subsidiaries;

          (g) investments by the Borrower or any Subsidiary existing on the date hereof and set forth on Schedule 6.04(g) or resulting from the Acquisition; and other Business Purchases with respect to which all the following conditions have been satisfied: (i) the Business Purchase is not a Hostile Acquisition, (ii) not less than 50%, of both (A) the assets and (B) historical EBITDA (computed for the acquired business) for the most recently completed fiscal year of such acquired business relate to or arise out of an Eligible Line of Business, (iii) after giving effect to the Business Purchase, no Default or Event of Default shall exist, including with respect to the financial covenants contained in Article VI on a pro forma basis as of the fiscal quarter-end immediately preceding the most recent Determination Date, giving effect to the proposed Business Purchase as if it had been completed on the first day of the relevant fiscal period, and (iv) if the total consideration paid or incurred in connection with the Business Purchase equals or exceeds $50,000,000, then prior to consummating any such Business Purchase the Borrower shall have notified the Administrative Agent in writing of the proposed Business Purchase in reasonable detail (including sources and uses of funds therefor) and furnished to the Administrative Agent historic and pro forma financial information and compliance calculations reasonably satisfactory to the Administrative Agent demonstrating that no Default or Event of Default exists or would exist, including with respect to the financial covenants contained in this Article VI on a pro forma basis as provided in clause
     (iii) above, after giving effect to such transaction;

          (h) direct or indirect ordinary course of business investments in and Guarantees of the obligations of the Westinghouse Subsidiaries or Permitted Joint Ventures engaged in an Eligible Line of Business and loans to the Westinghouse Subsidiaries or such joint ventures;

          (i) investments in, loans and advances to and Guarantees of the obligations of Subsidiaries and other persons engaged in Eligible Lines of Business; provided that (i) at the time each such additional investment, loan, advance or Guarantee is made, the aggregate amount of all such investments (other than investments referred to in clause (ii) below), loans, advances and guarantees, taken together with the aggregate amount of Restricted Payments made after the date hereof pursuant to Section 6.06, does not exceed the Permitted Restricted Payment Amount or (ii) with respect to investments, to the extent the consideration paid for such investments consists of Equity Interests of the Borrower; provided that in the case of clause (ii) the Borrower would be in compliance with the covenants set forth in Sections 6.14, 6.15 and 6.16 after giving pro forma effect to such investment as if it had been made at the beginning of the most recently ended four-quarter period for which financial statements shall have been delivered pursuant to Section 5.01 (a) or (b).

          (j) the Guarantees issued by the Guarantors pursuant to the Guarantee Agreement, and the Guarantees permitted under clause (d) of Section 6.01;

          (k) investments held by any Subsidiary acquired after the date of this Agreement existing at the time of its acquisition and not acquired by such Subsidiary in contemplation of such acquisition;

          (l) Guarantees existing on the date hereof described on, and supporting the obligations set forth on, Schedule 6.04(l) ;

          (m) loans and advances to employees in an aggregate amount outstanding at any time not to exceed $1,000,000;

          (n) other investments in, loans and advances to and Guarantees of the obligations of persons (other than Subsidiaries) not otherwise permitted by this Section aggregating not more than $5,000,000 at any one time outstanding.

In determining the amount of investments, loans and advances permitted under this Section, investments shall always be taken at the original cost thereof, regardless of any subsequent appreciation (including retained earnings) or depreciation therein, and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

     SECTION 6.05. Mergers, Consolidations and Sales of Assets. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease, license or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired and including any disposition of property in a sale and leaseback transaction, but not including the leasing of property by WCG Leasing, Inc., a Montana corporation, made in the ordinary course of its business), or any Equity Interest in any Subsidiary, or permit any Subsidiary to issue or otherwise convey any Equity Interest in such Subsidiary to any person other than the Borrower or another Subsidiary, or sell or discount, with or without recourse, any of its notes or accounts receivable, except that:

     (a) nothing contained in this section shall prohibit (i) sales of inventory and obsolete or surplus equipment in the ordinary course of business; (ii) sales or dispositions of obsolete or worn out property disposed of in the ordinary course of business; (iii) sales of the assets of or equity interests in Pomeroy Corporation, and the assets of National Projects, Inc., a Nevada corporation, constituting its Pro Builders division; and (iv) sales of other assets (including Equity Interests in Subsidiaries) with a book value of less than $25,000,000 in the aggregate during any fiscal year; provided that the Borrower will not, and will not permit any Subsidiary to, directly or indirectly, sell, transfer or otherwise dispose of any Equity Interest in any

Designated Subsidiary or Material Subsidiary unless such sale, transfer or disposition is a sale, transfer or disposition of all the Equity Interests in such Subsidiary owned directly or indirectly by the Borrower;

     (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing and the Collateral and Guarantee Requirement shall be satisfied, (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and no person other than the Borrower receives any consideration and
(ii) any Subsidiary may merge into or consolidate with any other Subsidiary in a transaction that results in the Borrower owning, directly or indirectly, a percentage of the equity of the surviving entity not less than the percentage owned by it of the equity of either of such Subsidiaries;

     (c) the Borrower may consummate the Acquisition; and

     (d) the Borrower and Subsidiaries may make investments permitted under
Section 6.04.

     SECTION 6.06. Dividends and Distributions; Restrictions on Ability of Subsidiaries To Pay Dividends. (a) The Borrower will not declare or pay any dividends, distributions or other amounts on any class of its Equity Interests (other than amounts payable solely in its Equity Interests) or directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (each a "Restricted Payment" and collectively the "Restricted Payments"); provided that (i) the Borrower may make Restricted Payments in an aggregate amount for any fiscal year not to exceed $3,000,000 pursuant to and in accordance with stock option plans or other equity benefit plans for management or employees of the Borrower and the Subsidiaries, (ii) the Borrower may repurchase its common stock from current or former officers, directors and employees for consideration in an aggregate amount for any fiscal year not to exceed $2,000,000 and (iii) the Borrower may make any other Restricted Payment so long as (A) no Default or Event of Default shall have occurred and be continuing at the time thereof or after giving effect thereto and (B) the amount of such Restricted Payment, taken together with the amounts of all other Restricted Payments made after the date of this Agreement, would not exceed the Permitted Restricted Payment Amount.

     (b) Permit any Subsidiary, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any contractual restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its Equity Interests or (ii) make or repay any loans or advances to the Borrower or to any other Subsidiary; provided that the foregoing
                                                     --------
will not prohibit (A) restrictions to which the Westinghouse Subsidiaries are subject on the date hereof, (B) restrictions to which Permitted Joint Ventures are subject, (C) any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder,
(D) in the case of (C) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and (E) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the capital stock or assets of such Subsidiary pending the closing of such sale or disposition.

     SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than the Borrower or any Subsidiary), except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from an unrelated third party.

     SECTION 6.08. Business of the Borrower and Subsidiaries. Engage at any time in a substantial manner in any business or business activity other than businesses in which the

Borrower or any Subsidiary is engaged on the date hereof or will be engaged immediately following the completion of the Acquisition and business activities reasonably related thereto.

     SECTION 6.09. Amendment of Material Documents. Amend, modify or waive in any manner adverse to the Lenders the Purchase Agreement. Amend, modify or waive any of its rights under any Senior Note Document if any such amendment, modification or waiver, taken together with any related amendments, modifications or waivers, could reasonably be expected to be materially adverse to the Borrower or materially and adversely to affect the rights or interests of the Lenders.

     SECTION 6.10. Prepayments, Redemptions and Repurchases of Debt. (a) Make or commit to make, directly or indirectly, any voluntary payment, prepayment, redemption, repurchase or defeasance of any preferred stock or Indebtedness (other than Indebtedness under the Loan Documents and intercompany Indebtedness) of the Borrower or any of the Subsidiaries, or set apart any sum for the aforesaid purposes, if (i) a Default or Event of Default exists or (ii) such payment is prohibited by any applicable subordination provisions.

     (b) Make or commit to make, directly or indirectly, any voluntary payment, prepayment, redemption, repurchase or defeasance of the Senior Notes or any Indebtedness subordinated in right of payment to the Obligations or any of them, except in the case of any of the foregoing loans, notes or securities, with cash of the Borrower and the Subsidiaries not required for working capital or other purposes (and not representing the proceeds of Revolving Loans or Tranche A Term Loans) if at the time of such payment, prepayment, redemption, repurchase or defeasance (A) the Consolidated Leverage Ratio shall be less than 2.00 to 1.00 or (B) the Ratings shall be BBB- or better by S&P and Baa3 or better by Moody's.

     SECTION 6.11. Collateral and Guarantee Requirement; Ownership of Subsidiaries. (a) Take any action that would result in the Collateral and Guarantee Requirement not being satisfied.

     (b) Except at any time when no Collateral shall be required to secure the Obligations as a result of the provisions of Section 9.17, permit any Domestic Subsidiary to be owned directly or indirectly, in whole or in part, by any Foreign Subsidiary.

     (c) Except at any time when no Collateral shall be required to secure the Obligations as a result of the provisions of Section 9.17, permit the transfer of any asset or Equity Interest owned by the Borrower or a Designated Subsidiary to a non-Designated Subsidiary unless, in the good faith judgment of the Borrower, such transfer is made for a business purpose unrelated to the release of any security interest of the Secured Parties in such asset or Equity Interest.

     SECTION 6.12. Fiscal Year. Change the end of its fiscal year from the Friday closest to November 30 to any other date.

     SECTION 6.13. Ownership of the Westinghouse Subsidiaries. Permit (i) the Westinghouse Subsidiaries (x) to engage in any business that is not directly related to the business conducted by the Westinghouse Subsidiaries on the Closing Date and consistent with past practices and (y) to incur and have outstanding any Indebtedness in excess of the amount of Indebtedness it could incur and have outstanding as of the Closing Date pursuant to the Economic Rights Agreement dated as of March 19, 1999, the Amended and Restated Limited Liability Company Agreement of Westinghouse Government Services Company, LLC, dated as of March 19, 1999, and the Amended and Restated Limited Liability Company Agreement of Westinghouse Government Environmental Services Company, LLC, dated as of March 19, 1999 and (ii) its ownership interest in the Westinghouse Subsidiaries to fall below 60%.

     SECTION 6.14. Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during any period beginning on a date set forth below and ending on the day immediately preceding the next such date (if any) to be in excess of the ratio set forth below opposite such initial date below:

                   Date                                            Ratio
                   ----                                            -----
          Closing Date                                         3.50 to 1.00
          First Day of  Fiscal Year 2002                       3.25 to 1.00
          First Day of  Fiscal Year 2003                       3.00 to 1.00
          First Day of  Fourth Fiscal Quarter of               2.75 to 1.00
              Fiscal Year 2003 and Thereafter


     SECTION 6.15. Consolidated Interest Expense Coverage Ratio. Permit the Consolidated Interest Expense Coverage Ratio for any four-fiscal-quarter period ending on any date set forth below to be less than the ratio set forth below opposite such date:

                   Date                                            Ratio
                   ----                                            -----
          Last Day of Third Quarter in Fiscal Year 2000        2.75 to 1.00
          Last Day of Fourth Quarter in Fiscal Year 2000       2.75 to 1.00
          Last Day of First Quarter in Fiscal Year 2001        2.75 to 1.00
          Last Day of Second Quarter in Fiscal Year 2001       2.75 to 1.00
          Last Day of Third Quarter in Fiscal Year 2001        2.75 to 1.00
          Last Day of Fourth Quarter in Fiscal Year 2001       2.75 to 1.00
          Last Day of First Quarter in Fiscal Year 2002        3.00 to 1.00
          Last Day of Second Quarter in Fiscal Year 2002       3.00 to 1.00
          Last Day of Third Quarter in Fiscal Year 2002        3.00 to 1.00
          Last Day of Fourth Quarter in Fiscal Year 2002       3.00 to 1.00
          Last Day of First Quarter in Fiscal Year 2003        3.25 to 1.00
          Each Fiscal Quarter End Thereafter                   3.25 to 1.00


     SECTION 6.16. Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any four-fiscal-quarter period ending on any date set forth below to be less than the ratio set forth below opposite such date:

                   Date                                            Ratio
                   ----                                            -----
          Last Day of Third Quarter in Fiscal Year 2000        1.10 to 1.00
          Last Day of Fourth Quarter in Fiscal Year 2000       1.10 to 1.00
          Last Day of First Quarter in Fiscal Year 2001        1.10 to 1.00
          Last Day of Second Quarter in Fiscal Year 2001       1.15 to 1.00
          Last Day of Third Quarter in Fiscal Year 2001        1.15 to 1.00
          Last Day of Fourth Quarter in Fiscal Year 2001       1.15 to 1.00
          Last Day of First Quarter in Fiscal Year 2002        1.20 to 1.00
          Last Day of Second Quarter in Fiscal Year 2002       1.20 to 1.00
          Last Day of Third Quarter in Fiscal Year 2002        1.20 to 1.00
          Last Day of Fourth Quarter in Fiscal Year 2002       1.20 to 1.00
          Last Day of First Quarter in Fiscal Year 2003        1.20 to 1.00
          Last Day of Second Quarter in Fiscal Year 2003       1.20 to 1.00
          Last Day of Third Quarter in Fiscal Year 2003        1.20 to 1.00
          Last Day of Fourth Quarter in Fiscal Year 2003       1.20 to 1.00
          Last Day of First Quarter in Fiscal Year 2004        1.25 to 1.00
          Each Fiscal Quarter End Thereafter                   1.25 to 1.00

                                  ARTICLE VII

                               Events of Default

     In case of the happening of any of the following events ("Events of Default"):

          (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information made, deemed made or furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan or any reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or L/C Disbursement or of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

          (d) default shall be made in the due observance or performance by the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a) (insofar as it relates to the Borrower), 5.03,
     5.04 or 5.07 or in Article VI;

          (e) default shall be made in the due observance or performance by the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

          (f) (i) the Borrower or any of the Subsidiaries shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace periods), or (ii) the Borrower or any of the Subsidiaries shall fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Material Indebtedness, or any other event or condition shall occur, if the effect of any failure or other event or condition referred to in this clause (ii) is to cause, or permit (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or a trustee on its or their behalf to cause, such Material Indebtedness to become due or to be required to be repurchased, redeemed or defeased prior to its stated maturity, provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of any voluntary sale or transfer of the property or assets securing such Indebtedness that is otherwise permitted hereunder;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of the Subsidiaries, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of the Borrower or a

     Subsidiary or (iii) the winding-up or liquidation of the Borrower or any of the Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Borrower or any of the Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Subsidiaries or for a substantial part of the property or assets of the Borrower or any of the Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, any of the Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of the Subsidiaries to enforce any such judgment;

          (j) an ERISA Event shall have occurred that, in the good faith opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in unsatisfied liabilities (excluding, for this purpose, any unsatisfied liabilities with respect to which the Borrower has a contractual right of reimbursement from a Governmental Authority pursuant to a Government Contract) of the Borrower and its subsidiaries (or of any ERISA Affiliate with respect to which the Borrower or any of its subsidiaries could reasonably be expected to be liable) in an aggregate amount exceeding $25,000,000 or to require payments exceeding $10,000,000 in any calendar year; provided, however, that with respect to any ERISA Event resulting
           --------  -------
     solely from the termination of a Government Contract by a Government Authority, the $25,000,000 and $10,000,000 amounts set forth above in this paragraph (j) shall be doubled;

          (k) any Guarantee purported to be created under any Guarantee Agreement shall cease to be, or shall be asserted by any Loan Party not to be, a valid and enforceable Guarantee of the Obligations, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected, first priority security interest in the securities, assets or properties covered thereby (except in all cases as otherwise provided in this Agreement, the Guarantee Agreement or any Security Document); or

          (l) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower and the other Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                 ARTICLE VIII

                                  The Agents

     In order to expedite the transactions contemplated by this Agreement, CSFB is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and Issuing Banks (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders, each assignee of any such Lender and each Issuing Bank hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or such Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Banks all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the Guarantee Agreements and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement, the Security Documents and the Guarantee Agreements, and the Agents are hereby expressly authorized to rely on any certificate delivered by the Borrowers as to adverse tax consequences, third party consent requirements, expenses, regulatory consequences or other matters relating to the Collateral and Guarantee Requirement, including any certificate delivered under Section 4.02(h), 5.03(d) or 9.08(b).

     Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan

Party on account of the failure of or delay in performance or breach by any Lender or Issuing Bank of any of its obligations hereunder or to any Lender or Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or Issuing Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders, acting jointly with the Borrower if no Event of Default shall have occurred and be continuing, shall have the right to appoint a successor. If no successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of the Subsidiaries or other Affiliate thereof as if it were not an Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


                                  ARTICLE IX

                                 Miscellaneous

     SECTION 9.01. Notices. Notices and other communications provided for herein and in the other Loan Documents shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at Morrison Knudsen Plaza, 720 Park Boulevard, Boise ID 838712, Attention: Treasurer (Fax No. (208) 386-6220), with a copy to the General Counsel (Fax No. (208) 386-5220);
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                                                                              68

          (b) if to the Administrative Agent or the Swingline Lender, to Credit Suisse First Boston, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304); and

          (c) if to a Lender or Issuing Bank, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender or Issuing Bank shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01; provided that each notice under Article II will be delivered by hand or overnight courier service or sent by telecopy.

     SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and the Subsidiaries herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.15, 2.17, 2.21, 9.05 and 9.16 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank.

     SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any or all of its Commitments and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to another
Lender or an Affiliate or Related Fund of the assigning Lender or another Lender
(x) the Borrower, unless an Event of Default shall have occurred and be continuing, and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, each Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Revolving Credit Commitment and the Term Loan Commitment or outstanding Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 in the aggregate (or, if less, the entire
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                                                                              69

remaining amount of such Lender's Revolving Credit Commitment or outstanding Term Loans), (ii) each assignment of any rights and obligations in respect of any class of Commitments or Loans shall be made as an assignment of a proportionate part of all the assigning Lenders rights and obligations in respect of such class and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax form as required by the Internal Revenue Service or Section 2.21(e) of this Agreement, if applicable. Upon acceptance and recording pursuant to paragraph
(e) of this Section 9.04 and payment, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.17,
2.21 and 9.05, as well as to any Fees accrued for its account and not yet paid, and to be bound by the provisions of Section 9.16).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitments and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any of the Subsidiaries or the performance or observance by the Borrower or any of the Subsidiaries of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this subsection (d) , to maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Banks, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register and any Assignments and Acceptances delivered to the Administrative Agent pursuant to this Section 9.04(d) shall be available for inspection by the Borrower, any Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), a processing and recordation fee of $3,500 (which shall be paid by the assigning Lender and such assignee as they may agree) and, if required, the written consent of the Borrower, the Issuing Banks and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower, Lenders and the Issuing Banks. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

     (f) Each Lender may without the consent of the Borrower, the Issuing Banks, the Swingline Lender or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.15, 2.17 and 2.21, and shall be bound by the confidentiality provisions contained in Section 9.16, to the same extent as is such Lender and (iv) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing Guarantors or all or any substantial part of the Collateral, other than in connection with any sale of a Guarantor or of Collateral permitted under the terms of this Agreement and the other Loan Documents).

     (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16.

     (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

     (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.

     (j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any such attempted assignment without such consent shall be null and void.

     (k) In the event that S&P, Moody's and Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the administrative Agent or a majority in interest (based on L/C Commitments) of the Issuing Banks shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Borrower or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay upon request all out-of-pocket expenses incurred by the Arranger, the Administrative Agent, the Collateral Agent, each Issuing Bank and the Swingline Lender and their respective Affiliates in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank, the Swingline Lender or any Lender in connection with the enforcement (including in connection with the negotiation of any restructuring or "work out" (whether or not consummated) of the Obligations) or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Arranger, the Administrative Agent and the Collateral Agent, local counsel retained by the Collateral Agent in connection with the satisfaction of the Collateral and Guarantee Requirement and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent, any Issuing Bank, the Swingline Lender or any Lender.

     (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank and the Swingline Lender, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees, agents and controlling persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned, leased or operated by the Borrower or any of the Subsidiaries, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, such Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at the time.

     (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

     SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank is hereby authorized at any time and from time to
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                                                                              73

time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Issuing Bank, as the case may be, to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender and Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank may have.

          SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Borrower, the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) None of this Agreement or any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (and, in the case of any other Loan Document, any other person whose consent is required thereunder); provided, however, that no such agreement shall
(i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan or any fees or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or amend or modify the provisions of Section 2.10(c) or 2.14(a), or amend or modify the definition of the term "Revolving Credit Maturity Date", or decrease the rate of interest on any Loan or L/C Disbursement or the amount of any fees, without the prior written consent of each Lender affected thereby, (ii) change or extend any Commitment (including pursuant to Section 2.24) or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender,
(iii) amend or modify the provisions of Section 2.18, 2.19 or 9.04(j), the provisions of this Section or the definition of the term "Required Lenders" or release any Guarantors or all or any substantial part of the Collateral (other than as contemplated under section 9.17) without the prior written consent of each Lender, (iv) except as provided in Section 2.14(j), waive or change the allocation between Tranche A Term Loans and Tranche B Term Loans of any prepayment pursuant to Section 2.13 or 2.14 without the prior written consent of Lenders holding more than 50% of the aggregate outstanding principal amount of the Tranche A Term Loans and more than 50% of the aggregate outstanding principal amount of the Tranche B Term Loans or (v) amend
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                                                                              74


Section 2.14(j) without the prior written consent of the Lenders holding a majority of the aggregate outstanding principal amount of the Tranche B Term Loans; provided further that (i) no such agreement that by its terms adversely affects the rights of the Revolving Credit Lenders, the Tranche A Lenders or the Tranche B Lenders in a manner different from its effect on the other classes of Lenders shall become effective unless approved by a majority in interest of each class of lenders so adversely affected and (ii) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, such Issuing Bank or the Swingline Lender.

          SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

          SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

          SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.16. Confidentiality. (a) The Administrative Agent, the Collateral Agent, each Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information in connection with the performance of their duties related to the Loan Documents and the transactions contemplated thereby or the legal and regulatory compliance requirements of the Administrative Agent, the Collateral Agent, such Issuing Bank or such Lender, as the case may be, (b) to the extent requested by any regulatory authority, including the National Association of Insurance Commissioners or any successor entity thereto, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents, (e) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16) or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower;

provided, however, that the Administrative Agent, the Collateral Agent, any Issuing Bank and/or any Lender, as the case may be, shall (to the extent it may lawfully do so) provide the Borrower, to the extent practicable, with advance notice of any disclosure of information referred to in clauses (c) and (d) above. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender based on any of the foregoing and including any budget, programming and program scheduling information) that are received from the Borrower or any Subsidiary and related to, the Borrower or any Subsidiary, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower or any Subsidiary. The provisions of this Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

          (b) The Administrative Agent and the Lenders acknowledge that the Borrower and its Subsidiaries perform classified contracts funded by and/or for the benefit of the United States Federal government and, accordingly, neither the Borrower nor any Subsidiary will be obligated to release, disclose or otherwise make available to the Administrative Agent or any Lender any classified or special nuclear material to any parties not in possession of a valid security clearance and authorized by the appropriate agency of the United States Federal government to receive such material. The Administrative Agent and the Lenders agree that in connection with any exercise of a right or remedy the United States Federal government may remove classified information or government-issued property prior to any remedial action implicating such classified information or government-issued property. Upon notice from the Borrower, the Administrative Agent and the Lenders shall take such steps in accordance with this Agreement as may be reasonably requested by the Borrower to enable the Borrower or any Subsidiary to comply with the Foreign Ownership Control or Influence requirements of the United States Federal government imposed from time to time.

          SECTION 9.17. Releases of Guarantors and Collateral. (a) Notwithstanding any contrary provision herein or in any other Loan Document, if the Borrower shall request the release under the Guarantee Agreement or any Security Document of any Guarantor or any Collateral permitted to be sold under the terms of the Loan Documents and shall deliver to the Collateral Agent a certificate to the effect that such Sale and the disposition of the proceeds thereof will comply with the terms of this Agreement, the Collateral Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Guarantor or such Collateral.

          (b) Notwithstanding Section 5.09, Section 6.11 or any other provision herein or in any other Loan Document, the Collateral Agent is hereby authorized and directed to release (i) the Collateral (other than Collateral consisting of Equity Interests in, or Indebtedness of, Subsidiaries, or the proceeds thereof) and/or (ii) Collateral consisting of Equity Interests in, or Indebtedness of Subsidiaries, or the proceeds thereof from the Liens created by the Security Documents on one or more Business Days specified by the Borrower (each a "Release Date"), upon the satisfaction of the following conditions precedent (the " Release Conditions"), and subject to the reinstatement of such Liens as provided in paragraph (c) below:

                    (A) the Borrower shall have given notice to the Collateral Agent at least 30 days prior to the Release Date, specifying the proposed Release Date;

                    (B) in the case of Collateral described in clause (b)(i) above, either (x) as of the Release Date, the Ratings shall be BBB- or better by S&P and Baa3 or better by Moody's or (y) the Consolidated Leverage Ratio as of the most recent fiscal quarter for which financial statements have been delivered under Section 5.03 (a) or (b) shall be less than or equal to 2.00 to 1.00;

                    (C) in the case of Collateral described in clause (ii) above, as of the Release Date, the Ratings shall be BBB- or better by S&P and Baa3 or better by Moody's;

                    (D) no Default or Event of Default hereunder shall have occurred and be continuing as of the Release Date; and

                    (E) on the Release Date, the Administrative Agent shall have received a certificate, dated the Release Date and executed on behalf of the Borrower by a Responsible Officer thereof, confirming the satisfaction of the Release Conditions set forth in clauses (B) or
          (C), as applicable, and (D) above;

Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent and shall not require the consent of any Lender. Subject to the satisfaction of the conditions set forth in this paragraph (b), on and after the Release Date, the Collateral Agent shall, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of Collateral required by this paragraph.

          (c) If, following any release of Collateral pursuant to Section 9.17(b), the Designated Indebtedness shall be rated below BBB- by S&P and below Baa3 by Moody's for any period of 90 consecutive days, the requirements of Sections 5.09 and 6.11 shall again become applicable and the Borrower shall promptly take and cause the Subsidiaries to take all such actions as shall be necessary or as the Collateral Agent shall reasonably request to cause the Collateral and Guarantee Requirement to be satisfied.

          (d) Without limiting the provisions of Section 9.05, the Borrowers shall reimburse the Collateral Agent, the Administrative Agent and the Lenders for all costs and expenses, including attorney's fees and disbursements, incurred by any of them in connection with any action contemplated by this
Section 9.17.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     MORRISON KNUDSEN CORPORATION,


                                     by /s/ Jonathan M. Robertson
                                        ----------------------------
                                        Name: Jonathan M. Robertson
                                        Title: Assistant Secretary


                                     CREDIT SUISSE FIRST BOSTON,
                                      individually and as Administrative
                                      Agent, Collateral Agent and Issuing
                                      Bank,

                                     by /s/ Robert Hetu
                                        ----------------------------
                                        Name: Robert Hetu
                                        Title: Vice President

                                     by /s/ Gregory R. Perry
                                        ----------------------------
                                        Name: Gregory R. Perry
                                        Title: Vice President

                                     BANK OF MONTREAL,
                                      individually and as Syndication Agent,

                                     by /s/ Stephen Kelly
                                        ---------------------------
                                        Name: Stephen Kelly
                                        Title: Vice President

                                     BANK OF AMERICA, N.A.,
                                      as a Lender and a Documentation Agent,

                                     by /s/ Charles F. Lilygren
                                        ---------------------------
                                        Name: Charles F. Lilygren
                                        Title: Managing Director

                                                                   Schedule 1.01


                                  Guarantors
                                  ----------


Name of Guarantor                                   Jurisdiction of
-----------------                                   ---------------
                                                    Organization
                                                    ------------

Asia Badger, Inc.                                   Delaware

Badger Energy, Inc.                                 Delaware

Centennial Engineering, Inc.                        Colorado

Energy Overseas International, Inc.                 Delaware

Morrison Knudsen Corporation                        Ohio

Morrison Knudsen Corporation (Montana)              Montana

Morrison Knudsen International, Inc.                Nevada

Morrison Knudsen Leasing Corporation                Nevada

Morrison Knudsen LLC                                Nevada

National Projects, Inc.                             Nevada

Pomeroy Corporation                                 California

Raytheon-Catalytic, Inc.                            Delaware

Raytheon Constructors, Inc.                         Delaware

Raytheon Constructors International, Inc.           Delaware

Raytheon Demilitarization Company                   Delaware

Raytheon-Ebasco Overseas Ltd.                       Delaware

Raytheon Engineers & Constructors, Inc.             Delaware

Raytheon Engineers & Constructors Midwest, Inc.     Delaware

Raytheon Engineers & Constructors UK Ltd.           Delaware

Rust Constructors, Inc.                             Delaware

United Engineers Far East, Ltd.                     Delaware

United Engineers International, Inc.                Pennsylvania

United Mid-East, Inc.                               Delaware

Washington Contractors Group, Inc.                  Montana

                                                                   Schedule 2.01


                                  Commitments
                                  -----------

-------------------------------------------------------------------------------------------
                                Contact Person, Telephone
                                and
   Lender                       Telecopy Number                 Commitments
   ------                       ---------------                 -----------
-------------------------------------------------------------------------------------------
Credit Suisse First Boston      Elizabeth Burnett               Revolving: $[          ]
                                Telephone: (212) 325-9940       Tranche A: $[          ]
                                Telecopy: (212) 325-8304        Tranche B: $[          ]
-------------------------------------------------------------------------------------------